                                                                    EXHIBIT 10.8

                       CONFIDENTIAL SETTLEMENT AGREEMENT
                       ---------------------------------

       This Confidential Settlement Agreement, including Exhibits, ("Agreement") is made and entered into as of the date of the last party's signature hereon (the "Effective Date") by and between COMPUWARE CORPORATION, a Michigan corporation ("Compuware"), NETIQ CORPORATION, a California corporation ("NetIQ"), CHING-FA HWANG, an individual ("Hwang"), HER-DAW CHE, Ph.D. an individual ("Che"), THOMAS R. KEMP, an individual ("Kemp"), GLENN S. WINOKUR, an individual ("Winokur"), SARAH J. CARDELLA, an individual ("Cardella"), SCOTT J. DOWD, an individual ("Dowd"), and SHEAU YUEN YU, an individual ("Yu"). Hwang, Che, Kemp, Winokur, Cardella, Dowd, and Yu are sometimes collectively referred to herein as the "Individual Defendants." NetIQ and the Individual Defendants are sometimes collectively referred to herein as the "Defendants." When the terms "party" or "parties" are used herein, they shall refer to Compuware, NetIQ, Hwang, Che, Kemp, Winokur, Cardella, Dowd, and/or Yu.

                                R E C I T A L S
                                ---------------

     A. Compuware filed a lawsuit for misappropriation of trade secrets, copyright infringement, unfair competition and other claims for relief, Defendants filed an Answer, Affirmative Defenses and Counterclaims, and Compuware filed an Answer and Affirmative Defenses to the Counterclaims, which pleadings collectively framed the issues for the case of Compuware Corp. v.
                                                         ------------------
NetIQ Corp., et al., Case No. C 96-20783 JF (EAI), United States District Court,
-------------------
Northern District of California (the "Action").

     B. Compuware and the Defendants engaged in mediation on January 6, 1999 before the Honorable Eugene F. Lynch, United States District Judge, Retired ("Judge Lynch") and entered into a written agreement on that date a copy of which agreement is attached as Exhibit A ("January 6, 1999 Document") and fully incorporated herein.

     C. The parties are desirous of implementing the terms of the January 6, 1999 Document, of confirming the termination and dismissal of the Action, of resolving all other disputes and disagreements between Compuware, on the one hand, and one or more of the Defendants, on the other hand, and of forever discharging all such claims, demands, liabilities, causes of action and claims for relief that Compuware may have against one or more of the Defendants and that one or more of the Defendants may have against Compuware, irrespective of any knowledge or notice thereof or lack of knowledge or lack of notice thereof on the part of any party, arising out of or relating to the subject matter of the Action, any other action or case involving Compuware, on the one hand, and one or more of the Defendants, on the other hand, and any other action, case, and/or relationship between (a) Compuware and/or one or more of the Compuware General Releasees (as that phrase is defined in Paragraph 8, infra), on the one
                                                             -----
hand, and (b) one or more of the Defendants and/or one or more of the Defendants General Releasees (as that phrase is defined in Paragraph 8, infra), on the
                                                             -----
other hand, accruing up to and including the Effective Date (all such claims, demands, liabilities, causes of action, and claims for relief sometimes collectively referred to herein as the "Disputes").

     D. Each party is the owner of all claims asserted, released, or in any way affected hereby, and no other person or entity has any interest therein, nor has any party sold, assigned, transferred, conveyed, or otherwise disposed of any claim or demand involving any matter in any way related to the Action or the Disputes.

     NOW, THEREFORE, for good and valuable consideration, including, but not limited to, the promises, acknowledgments and covenants contained herein, the parties hereby agree as follows:

1.   Restriction on Hiring by NetIQ.  NetIQ shall not hire at any time before
     ------------------------------
     January 1, 2000 any person who (a) was an employee of Compuware on January 6, 1999, or (b) becomes an employee of Compuware between January 6, 1999 and December 31, 1999.

2.   Restriction on Release by NetIQ.  NetIQ shall not release any systems
     -------------------------------
     management software for managing UNIX systems on or before December 31, 1999. If at any time Compuware asserts a breach of this Agreement based on this restriction, it shall not be a defense for NetIQ or any of the Individual Defendants that the software in question had been released prior to January 6, 1999.

3.   Waiver of Asserted Claims of Malicious Prosecution.  Defendants and each of
     --------------------------------------------------
     them hereby waive any and all claims which they have and/or which they may have for malicious prosecution, abuse of process, or similar claim or action against Compuware or any other entities or persons relating to the filing or prosecution of the Action. Compuware hereby waives any and all claims which it has and/or which it may have for malicious prosecution, abuse of process, or similar claim or action against any of the Defendants or any other entities or persons relating to the filing or prosecution of the Action.

4.   Delivery of Letter.  Simultaneous with the execution of this Agreement by
     ------------------
     authorized representatives of Compuware and NetIQ, Hwang or his counsel shall deliver to Compuware or its counsel a letter addressed to Peter Karmanos, Jr. and Joseph Nathan, and signed by Hwang ("Letter"), the form of which has previously been delivered to counsel for Compuware and Judge Lynch. The Letter is subject to all of the confidentiality provisions of this Agreement.

5.   Loan Agreement.  Simultaneous with the execution of this Agreement,
     --------------
     authorized representatives of Compuware and NetIQ shall execute two (2) counterparts of a loan agreement ("Loan Agreement"), attached Exhibit B, fully incorporated herein. One fully executed counterpart of the Loan Agreement shall be delivered to counsel for Compuware, and one to counsel for NetIQ.

6.   Warrant Agreement.  Simultaneous with the execution of the Agreement,
     -----------------
     authorized representatives of Compuware and NetIQ shall execute two (2) counterparts of a warrant agreement regarding NetIQ stock ("Warrant Agreement"), attached Exhibit C, fully incorporated herein. One fully executed counterpart of the Warrant Agreement shall be delivered to counsel for Compuware, and one to counsel for NetIQ. Corporate counsel for NetIQ regarding the form of the Loan Agreement, the Warrant Agreement, and all related documents shall be Wilson Sonsini Goodrich & Rosati, P.C. Corporate counsel for Compuware regarding the form of the Loan Agreement, the Warrant Agreement, and all related documents shall be Fenwick & West LLP.

7.   Waiver of Rights and Dismissal of Action.
     ----------------------------------------

     a. Compuware waives all rights and claims against Defendants arising from the Action. Defendants waive all rights and claims against Compuware arising from the Action. Compuware waives any right to bring any further motion or to seek any appeal or writ against Defendants in the Action, whether by means of a motion for reconsideration, post-judgment remedy, or other manner or style of motion, appeal, or writ. Defendants waive any right to bring any further motion or to seek any appeal or writ against Compuware in the Action, whether by means of a motion for reconsideration, post-judgment remedy, or other manner or style of motion, appeal, or writ. Compuware and its counsel release Defendants and/or their attorneys from any and all claims for attorneys' fees, costs, interest, or other sanction arising from the Action. Defendants and their counsel release Compuware and/or its attorneys from any and all claims for attorneys' fees, costs, interest, or other sanction arising from the Action. Each party hereby withdraws and/or waives all pending and all other motions, notices, subpoenas, document requests and discovery demands of all types including but not limited to all motions for sanctions and/or motions for review, reconsideration, or appeal of such motions in the Action.

     b. Simultaneous with the execution of this Agreement, the parties and their respective counsel shall execute the "Notice and Joint Request for Entry of Order of Dismissal with Prejudice" ("Dismissal"), attached Exhibit D, fully incorporated herein. The Dismissal, after having been executed by each party and each party's respective counsel, shall then be returned to counsel for plaintiff. The parties hereby authorize counsel for plaintiff to cause the executed Dismissal to be filed with the United States District Court for the Northern District of California, after the counterparts of the Loan Agreement and the Warrant Agreement have been executed as provided for in Paragraphs 5 and 6, supra. Within three (3) business days after the
                              -----
          execution of this Agreement, plaintiff's counsel shall provide Defendants' counsel with a copy of the file-endorsed Dismissal.

8.   Mutual General Release.  The parties agree on behalf of themselves, their
     ----------------------
     decedents, ancestors, dependents, heirs, executors, agents, attorneys, servants, employees, representatives, directors, officers, subsidiaries, affiliates, predecessors in interest, assigns and successors, and each of them, to fully release and discharge all other parties and their decedents, ancestors, dependents, heirs, executors, agents, attorneys, servants, employees, representatives, directors, officers, subsidiaries, affiliates, predecessors in interest, assigns and successors, and each of them, from all rights, claims or actions of any kind or nature whatever accruing up to and including the Effective Date arising from or relating to the Action or the Disputes. (Compuware and all of its decedents, ancestors, dependents, heirs, executors, agents, attorneys, servants, employees, representatives, directors, officers, subsidiaries, affiliates, predecessors in interest, assigns and successors, and each of them are sometimes collectively referred to herein as the "Compuware General Releasees." Defendants and all of their decedents, ancestors, dependents, heirs, executors, agents, attorneys, servants, employees, representatives, directors, officers, subsidiaries, affiliates, predecessors in interest, assigns and successors, and each of them are sometimes collectively referred to herein as the "Defendants General Releasees.") In addition, (a) Defendants agree to fully release and discharge those entities or individuals that were sales or marketing partners, OEMs, integrators, distributors, resellers, dealers, or customers of Compuware as of January 6, 1999, and each of them, if they are or would have been vicariously or contributorily liable for any claims that do or might arise from, or are related to, the Action or the facts or claims alleged therein, and (b) Compuware agrees to fully release and discharge those entities or individuals that were sales or marketing partners, OEMs, integrators, distributors, resellers, dealers, or customers of NetIQ as of January 6, 1999, and each of them, if they are or would have been vicariously or contributorily liable for any claims that do or might arise from, or are related to, the Action or the facts or claims alleged therein. (All of the sales or marketing partners, OEMs, integrators, distributors, resellers, dealers, and/or customers of Compuware, and all of the sales or marketing partners, OEMs, integrators, distributors, resellers, dealers, and/or customers of NetIQ, and each of them are sometimes collectively referred to herein as the "Limited Releasees.") Notwithstanding the foregoing, nothing in this Paragraph or in this Agreement shall be construed to limit Compuware's or NetIQ's respective rights to enforce any of their respective licenses, contracts or other agreements with any entity or person for any acts or omissions that are not released pursuant to this Paragraph and/or this Agreement.

9.   Full Settlement.  This Agreement, notwithstanding Section 1542 of the
     ---------------
     California Civil Code which provides that,

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR,"

     shall be a full settlement of said rights, claims and actions. This Agreement shall act as a release of all claims brought, or that could have been brought, arising out of or relating to the Action or the Disputes up through and including the Effective

     Date, whether such claims are currently known, unknown, foreseen, or unforeseen. Each party understands and acknowledges the significance and consequence of such specific waiver of Section 1542 of the California Civil Code and hereby assumes full responsibility for any injury, damages, losses, or liability arising therefrom. Each party further waives any provision of any statute, common law, or other provision in any other jurisdiction having a similar effect to that of Section 1542 of the California Civil Code with regard to the terms of this Agreement.

10.  Compromise; No Admissions.  This Agreement is a compromise of the Action
     -------------------------
     and the Disputes, and it shall not constitute an admission of liability by any party.

11.  Confidentiality.  Except for (a) disclosure to any person that is a party
     ---------------
     or a person otherwise authorized to receive such information pursuant to this Paragraph, (b) disclosure to Judge Lynch or personnel of JAMS/Endispute, (c) disclosure necessary in connection with an effort to enforce this Agreement, (d) disclosure required by law in any judicial proceeding or pursuant to any court order, subpoena, or other lawful process, and/or (e) disclosure to governmental regulatory officials upon formal demand, no party or any of his, her, its, or their dependents, heirs, executors, agents, attorneys, employees, directors, officers, predecessors in interest, assigns or successors shall disclose this Agreement, any of the Exhibits hereto, any of the terms hereof, or the Letter to any other person without the prior written consent of all other parties hereto or the prior written permission of Judge Lynch or his replacement as selected in accordance with Paragraph 19, infra.
                                                              -----
     Notwithstanding the foregoing, any party may disclose to any third-party:
     (i) the fact that the parties have settled the Action; and/or (ii) any other matters actually disclosed in the public record on file with the United States District Court for the Northern District of California or whose disclosure has previously been permitted pursuant to any Order of the Court in the Action. In addition, notwithstanding the foregoing, any party may also disclose this Agreement, any of the Exhibits hereto, and any of the terms hereof (excluding the Letter) to:

          (1) that party's current or future spouse for any purpose directly related to community property issues;

               (2) that party's dependents, heirs, executors, agents, attorneys, directors, officers, predecessors in interest, assigns, successors, accountants, auditors, investment bankers, bankers, financial advisors, insurers and/or no more than ten (10) employees (in addition to any employees that are parties) if, and only if, (A) required in good faith for legitimate business or tax reasons, (B) such disclosure is made only to the extent necessary, and (C) any persons to whom any such disclosure is made are first advised that such information is confidential and shall not be disclosed; and/or

          (3) that party's investors, any third parties interested in acquiring NetIQ in connection with any Change of Control Transaction (as that phrase is defined in the Warrant Agreement), and/or any of such investors' or third parties' attorneys, investment bankers, bankers, and/or financial advisors, if, and only if, (A) required in good faith for legitimate business or tax reasons in connection with existing securities in NetIQ or Compuware or the sale of any security by NetIQ or Compuware, (B) such disclosure is made only to the extent necessary, and (C) any persons to whom any such disclosure is made are first advised that such information is confidential and shall not be disclosed.

     In addition, notwithstanding the foregoing, NetIQ and persons acting on its behalf may also (A) disclose any of the material terms of this Agreement and/or the Exhibits hereto, and/or, with the prior written consent of Hwang, the Letter to any person in connection with any public offering for the common stock of NetIQ, as required under the Securities Act of 1933, as amended, or any other applicable laws and/or (B) upon the advice of counsel for NetIQ in connection with any public offering for the common stock of NetIQ, lodge or file a copy of this Agreement and/or any of the Exhibits hereto with the Securities Exchange Commission and/or any other relevant governmental agency.

12.  Governing Law.  This Agreement (including but not limited to its Exhibits)
     -------------
     shall be governed by and interpreted in accordance with the internal laws of the State of California, excluding the body of law related to choice of laws.

13.  Severability.  If for any reason any provision hereof is determined to be
     ------------
     invalid or unenforceable, the remaining provisions nevertheless shall be construed, performed, and enforced as if the invalidated or unenforceable provision had not been included.

14.  Binding on Heirs.  The provisions hereof shall be binding on and shall
     ----------------
     inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns, provided that no benefit shall inure to assignees acquiring any interest in violation of the provisions hereof.

15.  Notice of Breach.  In the event of any claim of breach of this Agreement or
     ----------------
     any of the Exhibits hereto, the party or parties asserting the breach shall give written notice thereof and allow the other party or parties ten (10) business days to cure. Cure of breach within the ten (10) day period shall not necessarily absolve a party from liability or damages therefor.

16.  No Waiver.  Waiver of strict performance of any part of this Agreement
     ---------
     shall not be deemed a waiver of, nor shall it prejudice the waiving party's right to require, strict performance of the same part or any other part in the future.

17.  Gender and Number.  When required by the context, the provisions hereof
     -----------------
     shall be interpreted by reference to the actual appropriate party or parties regardless of the gender or number herein used.

18.  Captions.  The captions appearing herein are for the purpose of
     --------
     identification only, and such captions and headings shall not be construed to convey any substance or meaning to the text hereunder.

19.  Binding Arbitration.  Any dispute or disagreement of any type between (a)
     -------------------
     Compuware and/or one or more of the Compuware General Releasees, on the one hand, and (b) one or more of the Defendants and/or one or more of the Defendants General Releasees, on the other hand, arising out of or relating to this Agreement, the Exhibits hereto, the Letter, the Action, the Disputes, or the matters released pursuant to this Agreement shall be resolved by expedited, confidential, binding arbitration before Judge Lynch as a single arbitrator in San Francisco, California under the Federal Arbitration Act and the rules of the Judicial Arbitration and Mediation Services ("JAMS"), subject to all of the confidentiality provisions herein. If Judge Lynch is unavailable to serve as an arbitrator, then a replacement single arbitrator who is a retired judge shall be agreed to by the relevant parties, Compuware General Releasees, and/or Defendants General Releasees, or, failing such agreement within fifteen (15) days after any such relevant party, Compuware General Releasee, or Defendants General Releasee first seeks such agreement, selected by JAMS. The arbitrator's award shall be binding, and judgment upon any such award may be entered by any court of competent jurisdiction. Judge Lynch (or his replacement) may require such relevant parties, Compuware General Releasees, and/or Defendants General Releasees to mediate prior to any arbitration. The cost of the services for Judge Lynch (or his replacement) and JAMS shall be divided equally between (a) Compuware and/or whichever one or more of the Compuware General Releasees are a party or parties to such proceedings, on the one hand, and
     (b) whichever one or more of the Defendants and/or Defendants General Releases are a party or parties to such proceedings, on the other hand.

20.  Relief for Breach.  Any claim for relief, whether in equity or at law, by
     -----------------
     any party, any Compuware General Releasee, or any Defendants General Releasee arising out of breach of, or non-compliance with, the Agreement shall be resolved pursuant to Paragraph 19, supra. To the extent allowable
                                                 -----
     by law, the arbitrator may enter injunctive relief, award damages, costs and/or attorney's fees. Should it be determined by the arbitrator or a court of competent jurisdiction that the arbitrator is without authority to grant injunctive relief, application may be made to a court of competent jurisdiction for such injunctive relief.

21.  Effect.  Each party has been fully represented by counsel in connection
     ------
     with the negotiation of this Agreement and understands the operation and effect of this Agreement. Each party hereto acknowledges that the party has had an equal opportunity to review the provisions of this Agreement with counsel and to negotiate the provisions of this Agreement with the other parties. Accordingly, no party shall be deemed the draftsperson of this Agreement and there shall be no presumption that this Agreement is to be interpreted for or against any party.

22.  Fees and Costs.  Each party hereto shall bear his, her, or its own
     --------------
     attorneys' fees and costs, including but not limited to all attorneys' fees and costs associated with proceedings before the Special Master and/or relating to any Orders of the United States District Court for the Northern District of California, incurred in connection with the Action or the Disputes, or in preparing and entering into this Agreement.

23.  Notices.  Any notice required or permitted by this Agreement shall be in
     -------
     writing and shall be sent by Federal Express or other overnight delivery service of comparable speed and reliability, or by registered or certified overnight mail, return receipt requested. Such notice shall be deemed to have been delivered as of the date shown on the overnight delivery service confirmation or return receipt as the date of delivery. All such notices shall be addressed as follows (or to such other persons or addresses as a party shall notify the others in advance of the giving of any such notice in writing):

     If to Compuware:     Compuware Corporation
                          31440 Northwestern Highway
                          Farmington Hills, MI  48334

                          Attention:  Thomas Costello, Jr., Esq.
                          Vice President, Secretary
                          and General Counsel

     with a copy to:      Fenwick & West LLP
                          Two Palo Alto Square, Suite 700
                          Palo Alto, California 94306

                          Attention:  Stuart P. Meyer, Esq.

     If to NetIQ:         NetIQ Corporation
                          5410 Betsy Ross Drive
                          Santa Clara, California 95054

                          Attention:  Ching-Fa Hwang
                          President and CEO

     with a copy to:      Russo & Hale LLP
                          401 Florence Street
                          Palo Alto, California 94301

                          Attention:  Jack Russo, Esq.

     with an additional copy to:   Wilson Sonsini Goodrich & Rosati, P.C.
                          650 Page Mill Road
                          Palo Alto, California 94306

                          Attention:  Thomas C. DeFilipps, Esq.

     If to any of the
     Individual Defendants to:     any such Individual Defendant
                          Care of NetIQ Corporation
                          5410 Betsy Ross Drive
                          Santa Clara, California 95054

                          Attention:  such Individual Defendant

     with a copy to:      Russo & Hale LLP
                          401 Florence Street
                          Palo Alto, California 94301

                          Attention:  Jack Russo, Esq.

24.  Counterparts.  This Agreement, the Warrant Agreement and the Loan Agreement
     ------------
     may be signed in counterparts by telecopy delivery or otherwise and each such counterpart shall be treated and have the evidentiary effect of an original signed by all parties.

25.  Warranty of Authority.  Each party that is a corporation or other entity,
     ---------------------
     and each person executing this Agreement, the Warrant Agreement or the Loan Agreement on behalf of such party, represents and warrants to the other parties that the person so executing this Agreement, the Warrant Agreement or the Loan Agreement has actual authority to execute this Agreement, the Warrant Agreement or the Loan Agreement on behalf of and bind such party, that the execution of this Agreement, the Warrant Agreement or the Loan Agreement has been validly approved by all necessary corporate or other action, and that upon the execution of this Agreement, the Warrant Agreement or the Loan Agreement by such person, this Agreement, the Warrant Agreement or the Loan Agreement shall be fully binding upon and enforceable against such party.

26.  Supremacy of Terms of this Agreement.  In the event of any conflict or
     ------------------------------------
     inconsistency (a) between the terms of this Agreement and the terms of the Loan Agreement and/or (b) between the terms of this Agreement and the terms of the Warrant Agreement, the terms of this Agreement shall control.

                                                                        initialled
                                                                       ------------
27.  Entire Agreement.  THIS AGREEMENT, INCLUDING ITS    Compuware    /s/ Joseph A. Nathan
     ----------------
     EXHIBITS, STATES THE ENTIRE AGREEMENT
     BETWEEN THE PARTIES WITH RESPECT TO THE
     SUBJECT MATTER HEREOF AND SUPERSEDES ALL            NetIQ        /s/ Ching-Fa Hwang
     PRIOR NEGOTIATIONS, UNDERSTANDINGS AND
     AGREEMENTS BETWEEN THE PARTIES HERETO
     CONCERNING THE SUBJECT MATTER HEREOF,               Hwang        /s/ Ching-Fa Hwang
     INCLUDING THE JANUARY 6, 1999 DOCUMENT
     ATTACHED HERETO AS EXHIBIT A.  THIS
     AGREEMENT SIGNED BY THE PARTIES                     Che          /s/ Her-Daw Che
     CONSTITUTES A FINAL WRITTEN EXPRESSION OF
     ALL OF THE TERMS OF THIS AGREEMENT AND IS A
     COMPLETE AND EXCLUSIVE STATEMENT OF THOSE           Kemp         /s/ Thomas R. Kemp
     TERMS.  BY THEIR INITIALS HERETO, SET FORTH
     ALONGSIDE THIS PARAGRAPH, EACH PARTY
     ACKNOWLEDGES THAT HE, SHE, OR IT HAS NOT            Winokur      /s/ Glenn S. Winokur
     BEEN INDUCED TO ENTER INTO THIS AGREEMENT
     BY ANY STATEMENTS OR REPRESENTATIONS NOT
     CONTAINED HEREIN.  ANY AND ALL                      Cardella     /s/ Sarah J. Cardella
     REPRESENTATIONS, PROMISES, WARRANTIES, OR
     STATEMENTS BY OR ON BEHALF OF ANY PARTY
     THAT DIFFER IN ANY WAY FROM THE TERMS               Dowd         /s/ Scott J. Dowd
     HEREOF SHALL BE GIVEN NO FORCE OR EFFECT.
     THIS AGREEMENT AND THE EXHIBITS TO THIS
     AGREEMENT SHALL NOT BE AMENDED OR                   Yu           /s/ Sheau Yuen Yu
     MODIFIED EXCEPT BY A WRITTEN INSTRUMENT
     SIGNED BY ALL THE PARTIES HERETO.

     IN WITNESS WHEREOF, the parties and their respective counsel have executed this Agreement as of the date indicated therewith.

     Compuware Corporation         NetIQ Corporation
     ---------------------         -----------------

     By: /s/ Joseph A. Nathan        By: /s/ Ching-Fa Hwang

     Name:   Joseph A. Nathan        Name:   Ching-Fa Hwang

     Title:  President               Title:  President and CFO

     Dated:                          Dated:  3/10/99


     Individual Defendants
     ---------------------

     /s/ Ching-Fa Hwang              /s/ Her-daw Che, Ph.D.

     Ching-Fa Hwang                  Her-daw Che, Ph.D.
     --------------                  ------------------

     Dated: 3/8/99                   Dated: 3/8/99

     /s/ Thomas R. Kemp              /s/ Glenn S. Winokur

     Thomas R. Kemp                  Glenn S. Winokur
     --------------                  ----------------

     Dated: 3/8/99                   Dated: 3/8/99

     /s/ Sarah J. Cardella           /s/ Scott J. Dowd

     Sarah J. Cardella               Scott J. Dowd
     -----------------               -------------

     Dated: 3/8/99                   Dated: 3/8/99

     /s/ Sheau Yuen Yu

     Sheau Yuen Yu
     -------------

     Dated: 3/8/99

//
//
//
APPROVED AS TO FORM:
Fenwick & West LLP                     Russo & Hale LLP


By:  /s/ Stuart P. Meyer               By:  /s/ Jack Russo
     Stuart P. Meyer, Esq.                  Jack Russo, Esq.

Attorneys for Compuware Corporation    Attorneys for NetIQ Corporation, Ching-Fa
                                       Hwang, Her-daw Che, Ph.D., Thomas R.
                                       Kemp, Glenn S. Winokur, Sarah J.
                                       Cardella, Scott J. Dowd, and Sheau Yuen
                                       Yu

                                       Wilson, Sonsini, Goodrich & Rosati, P.C.


                                       By:  /s/ Thomas C. DeFilipps
                                            Thomas C. DeFilipps, Esq.

                                       Attorneys for NetIQ Corporation


                    /s/ Eugene F. Lynch
                    Honorable Eugene F. Lynch,
                    United States District Judge, Retired

                                                                       Exhibit A

                              SETTLEMENT PROPOSAL

1. Comprehensive Settlement Agreement -- Mutual General Release -- Including but not limited to all officers, directors, employees, attorneys, agents, and other representatives and including but not limited to a release of all known and unknown claims and a waiver of Section 1542 of the California Civil Code

2.  No Hiring by NQ of CWC employee on or before 12/31/1999

3. No commercial release by NQ of systems management software for managing UNIX systems on or before 12/31/1999

4.  Waiver of All Individual Malicious Prosecution and Other Claims

5.  Confidentiality of All Terms of Settlement

6.  Letter of Regret Signed by Mr. Hwang to Mr. Karmanos & Nathan

7.  CWC Receives Warrant to Purchase NQ Common Shares at IPO

a)  at CWC's option, up to 10% of Offered IPO Shares at 10% Discount on IPO
    Price

b) with overall cumulative limit of up to 2% of NQ currently outstanding shares on an "as if converted" basis (total of approximately of somewhat less than 400,000 common shares)

c) if less than full exercise or if limit reached then warrant expires; if no expiration, warrant extends to secondary offerings with 10% of the secondary offering at 10% Discount on Secondary Price (up to overall 2% cumulative limit)

d) NetIQ will give Compuware written notice of S-1 filing (the "S-1 Filing Notice") within 15 business days before filing with SEC

e) firm written commitment to exercise must occur within 10 business days of S-1 Filing Notice

f) warrant period expires in all events on January 1, 2002 or upon exercise (or non-exercise) by Compuware, whichever first occurs

g) lockup agreement signed by Compuware with other IPO purchases for up to 180 days following IPO

8.  Compuware Gets Warrant for Other Pre-IPO "Change of Control" Event

a) with overall cumulative limit of up to 2% of NetIQ currently outstanding shares on as "as if converted" basis (total of approximately of somewhat less than 400,000 common shares)

b) if by 12/31/99, option to purchase up to the above total number of NetIQ common shares at 20% discount of the purchase price

c) after 1/1/2000, option to purchase up to above total number of NetIQ common shares at 10% discount of the purchase price

d) foregoing options expires in all events on January 1, 2002 or upon any IPO of NetIQ, whichever first occurs

9. Subject to customary banking covenants, Compuware makes subordinated secured loan of $5 million to NetIQ repayable on 1/1/2002 or earlier upon any earlier IPO or earlier "Change of Control" events (6% per annum interest payable every six months [with] all principal and interest due on January 1,
    2002). The foregoing loan is subordinate to the first priority UCC-1s filed by NetIQ's bank and all information provided by NetIQ in connection with such loan shall be provided, under NDA, to a third-party CPA or other third-party financial advisor for Compuware who shall not disclose such information to Compuware

10. For NQ Shares Owned by Compuware, Irrevocable Proxy to NQ Board for all voting of all shares, expires January 1, 2002

11. Standstill Agreement (no further purchase of public or other shares of NetIQ by Compuware once 2% ownership has occurred)

12. All Disputes of Any Types Resolved by Retired Judge Lynch (or if Judge Lynch is not available then another retired Judge of JAMs) by expedited, confidential, binding arbitration in San Francisco

13. Each party bears its own court costs & attorney's fees (including but not limited to all Special Master and/or Court Orders)

14. Settlement Agreement is effective on January 8, 1999 and all disputes and disagreements regarding final documents are resolved by Judge Lynch

15. Counsel for NetIQ on corporate documents for Settlement Agreement is agreed to be Tom DeFilipps, Esq. and Wilson Sonsini Goodrich & Rosati and counsel for Compuware on corporate documents for Settlement Agreement is signed to be Fenwick & West LLP.

16. This Settlement Agreement is agreed by the parties before Judge Eugene Lynch (ret.) as to all terms and conditions except as to Paragraph 9; the terms and conditions of Paragraph 9 have not yet been agreed by the parties and therefore, this Settlement Agreement is not effective until such time as the parties communicate, in writing, to Judge Lynch that Paragraph 9 is approved and such written confirmation shall occur by January 7, 1999 at 5PM PST or this Settlement Agreement is null and void.

For Defendants:                     For Plaintiff:

/s/ Ching-Fa Hwang                  /s/ Joseph A. Nathan
---------------------------         ----------------------------

/s/ Ying-Hon Wong
---------------------------

Approved as to Form:                Approved as to Form:

/s/ Jack Russo                      /s/ Stuart P. Meyer
---------------------------         ----------------------------

                                                                       Exhibit B

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT DATED MARCH 10, 1999 BETWEEN COMPUWARE CORPORATION AND SILICON VALLEY BANK.

                               NETIQ CORPORATION

                     SUBORDINATED SECURED PROMISSORY NOTE
                     ------------------------------------


$5,000,000                                                      March 10, 1999
                                                        Santa Clara,California


     FOR VALUE RECEIVED NETIQ CORPORATION, a California corporation ("Company"), promises to pay to COMPUWARE CORPORATION, a Michigan corporation ("Holder"), or its assigns, the principal sum of Five Million Dollars ($5,000,000), or such lesser amount as shall equal the outstanding principal amount hereunder, together with interest from the date of this Note on the unpaid principal balance at a rate equal to six percent (6.00%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest payable hereunder, shall be due and payable on the earliest of (i) January 1, 2002, (ii) the receipt by Company of gross proceeds of at least $10,000,000 from the initial underwritten public offering of Company's capital stock ("IPO"), (iii) upon the closing of the occurrence of a Change in Control (as defined below), or (iv) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof.

     THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT AND A PATENT MORTGAGE AND INTELLECTUAL PROPERTY SECURITY AGREEMENT (COLLECTIVELY, THE "SECURITY AGREEMENTS") DATED AS OF THE DATE HEREOF IN THE FORMS ATTACHED HERETO AS EXHIBIT A. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY
          ---------
AGREEMENTS.

     The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

          1.  Definitions.  As used in this Note, the following capitalized
              -----------
terms have the following meanings:

          (a) "Change in Control" shall mean the closing of (x) a merger or consolidation of the Company with or into another entity in which the shareholders of the Company immediately before such merger or consolidation own less than a majority of the surviving or resulting entity's outstanding voting stock immediately thereafter, or (y) a sale of all or substantially all of the Company's assets, or (z) any person or persons acting in concert shall acquire, directly or indirectly, ownership of 51% of more of the combined voting power of the capital stock of the Company, but only to the extent such transaction is substantially effectuated by sales of capital stock to such person or persons by existing holders of capital stock of Company and not by Company.

          (b) "Company" shall mean NetIQ Corporation, a California corporation, and its permitted successors and assigns.

          (c) "Equipment Indebtedness" shall mean the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of Company to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for the purchase of equipment and is secured solely by such equipment and proceeds thereof, or (ii) any indebtedness arising from the satisfaction of such Equipment Indebtedness by a guarantor. Without limiting the foregoing, "Equipment Indebtedness" expressly excludes Specified Senior Indebtedness.

          (d) "Event of Default" has the meaning given in Section 5 hereof.

          (e) "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of operations, retained earnings and cash flow of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

          (f) "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

          (g) "Holder" shall mean Compuware Corporation, a Michigan corporation, and its permitted successors and assigns.

          (h) "IPO" has the meaning given in the first paragraph of this Note.

          (i) "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement, mortgage or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

          (j) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, without limitation, all principal, interest, fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) as amended from time to
                                              -------
time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

          (k) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

          (l) "Security Agreements" has the meaning given in the second paragraph of this Note.

          (m) "Senior Lender" shall mean Silicon Valley Bank and any other successor, replacement or additional lender or lenders in respect of Specified Senior Indebtedness.

          (n) "Specified Senior Indebtedness" shall mean the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, indebtedness of Company under the Specified Senior Indebtedness Agreement, provided that such
                                                           --------
Specified Senior Indebtedness shall not at any time exceed the maximum principal amount that may be borrowed by Borrower under the Specified Senior Indebtedness Agreement as of the date hereof (which maximum principal amount is $2,500,000), unpaid interest on such maximum principal amount and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection therewith.

          (o) "Specified Senior Indebtedness Agreement" shall mean that certain Loan and Security Agreement dated May 15, 1998 between Company and Senior Lender, as the same may be amended, modified, replaced, refunded or refinanced from time to time.

              (p) "Subordination Agreement" shall mean that certain Subordination Agreement dated of even date herewith by Holder in favor of Senior Lender, substantially in the form of Exhibit B hereto as amended from time to
time.                                ---------

              (q) "Transaction Documents" shall mean this Note and the Security Agreements executed by the parties of even date herewith.

          2.  Interest.  Accrued interest on the outstanding balance of this
              --------
Note shall be payable on each July 31 and January 31 until the outstanding principal amount hereof shall be paid in full, with the first such payment due on July 31, 1999.

          3.  Prepayment.  Upon two (2) days prior written notice to Holder,
              ----------
Company may prepay this Note in whole or in part; provided that the amount of such prepayment shall be first applied to interest accrued in respect of the amount so prepaid.

          4.  Notice of Defaults.  While any amount is outstanding under the
              ------------------
Note, promptly upon the occurrence thereof, the Company shall deliver written notice to the Holder of the occurrence of any Event of Default hereunder or any event of default with respect to any Specified Senior Indebtedness or Equipment Indebtedness.

          5.  Events of Default.  The occurrence of any of the following shall
              -----------------
constitute an "Event of Default" under this Note and the other Transaction
Documents:

          (a) Failure to Pay. Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note or any other Transaction Document within four (4) days of the date due; or

          (b) Breaches of Covenants. Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 5(a)) and
(i) such failure shall continue for thirty (30) days, or (ii) if such failure is not curable within such thirty (30) day period, but is reasonably capable of cure within forty-five (45) days, either (A) such failure shall continue for forty-five (45) days or (B) Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial thirty (30) day period; or

          (c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Company to Holder in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Holder to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

          (d) Other Payment Obligations. Company shall (i) fail to make any payment when due under the Specified Senior Indebtedness or Equipment Indebtedness to be paid by Company and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in the Specified Senior Indebtedness or Equipment Indebtedness, and the effect of such failure or default is to cause, or permit the holder or holders thereof to cause, the Specified Senior Indebtedness or Equipment Indebtedness to become due prior to its stated date of maturity; provided that the cure or waiver of any such failure or default with respect to the Specified Senior Indebtedness or Equipment Indebtedness shall constitute an automatic waiver or cure of the Event of Default under this
Section 5(d); or

          (e) Voluntary Bankruptcy or Insolvency Proceedings. Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

          (f) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

          (g) Transaction Documents. Any Transaction Document or any material term thereof shall cease to be, or be asserted by Company not to be, a legal, valid and binding obligation of Company enforceable in accordance with its terms or if the Liens of Holder in any material portion of the assets of Company shall cease to be or shall not be valid perfected Liens or Company shall assert that such Liens are not valid and perfected Liens.

          6.  Rights of Holder upon Default.  Upon the occurrence or existence
              -----------------------------
of any Event of Default (other than an Event of Default referred to in Sections 5(a) or 5(g)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5(a) and 5(g), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      7.  Subordination to Specified Senior Indebtedness and Certain
          ----------------------------------------------------------
Equipment Indebtedness.  The indebtedness evidenced by this Note is hereby
----------------------
expressly subordinated to the Specified Senior Indebtedness, to the extent and in the manner set forth in the Subordination Agreement. In addition, the indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to the prior payment in full of the Equipment Indebtedness, under the following circumstances and to the extent set forth below; provided, however,
                                                           --------  -------
and subject to the condition at any time, that Company's aggregate principal amount of Equipment Indebtedness that is subject to this Section 7 shall not at any time exceed $500,000, and all references to "Equipment Indebtedness" in this
Section 7 shall be so qualified and conditioned.

          (a) Insolvency Proceedings.  If there shall occur any receivership,
              ----------------------
insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company,
(i) no amount shall be paid by Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Equipment Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Company by or on behalf of Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Equipment Indebtedness then outstanding.

          (b) Default on Specified Senior Indebtedness.  If there shall occur an
              ----------------------------------------
event of default which has been declared in writing with respect to any Equipment Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Equipment Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all such Equipment Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred thirty-five (135) days after the happening of such event of default, the maturity of such Equipment Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section 7(b) during any 360 day period with respect to any particular Equipment Indebtedness.

          (c) Subrogation.  The Company shall promptly advise Holder of any
              -----------
written notification or declaration by any holder of Equipment Indebtedness of any event of default with respect to such Equipment Indebtedness (the "Defaulted Senior Indebtedness"). If not prohibited by the terms of the Defaulted Senior Indebtedness, if such Defaulted Senior Indebtedness remains unpaid, on the 150th day following the date on which the Company initially received such written notice or declaration, Holder may (but shall not have the obligation to) satisfy in full the Defaulted Senior Indebtedness. Subject to the payment in full of all Equipment Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Equipment Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Equipment Indebtedness pursuant to the provisions of this Section 7) to receive payments and distributions of assets of Company applicable to the Equipment Indebtedness. No such payments or distributions applicable to the Equipment Indebtedness shall, as between Company and its creditors, other than the holders of Equipment Indebtedness and Holder, be deemed to be a payment by Company to or on account of this Note, and for purposes of such subrogation, no payments or distributions to the holders of Equipment Indebtedness to which Holder would be entitled except for the provisions of this Section 7 shall, as between Company and its creditors, other than the holders of Equipment Indebtedness and Holder, be deemed to be a payment by Company to or on account of the Equipment Indebtedness.

          (d) No Impairment.  Subject to the rights, if any, of the holders of
              -------------
Equipment Indebtedness under this Section 7 to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this
Section 7 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

          (e) Lien Subordination.  Any Lien of Holder with respect to any
              ------------------
equipment or proceeds thereof that is the sole security for the Equipment Indebtedness to which it relates shall be subordinate to the Lien granted to a holder of such Equipment Indebtedness by Company, notwithstanding the date, order or method of attachment or perfection of any such Lien or the provisions of any applicable law. Any Lien of Holder on any equipment or proceeds thereof that is not the sole security for the Equipment Indebtedness to which it relates shall not be subordinate to the Lien granted to the holder of such Equipment Indebtedness.

          (f) Reliance of Holder of Equipment Indebtedness.  Holder, by its
              --------------------------------------------
acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of the holder of Equipment Indebtedness, whether such Equipment Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and such holder of Equipment Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Equipment Indebtedness.

          (g) Silicon Valley Bank.  In the event that Silicon Valley Bank
              -------------------
becomes the holder of any Equipment Indebtedness, the terms and conditions of Holder's subordination to such Equipment Indebtedness shall be as set forth in the Subordination Agreement and not this Section 7; provided, however, that the
                                                    --------  -------
maximum aggregate principal amount of Equipment Indebtedness shall not exceed $500,000 regardless of whether Silicon Valley Bank holds any or all of the Equipment Indebtedness.

          8.  Financial Covenants.  Company will comply with each of the
              -------------------
financial covenants set forth in the Specified Senior Indebtedness Agreement, as and when required by the terms thereof. Company will provide to Holder a compliance certificate, certified by its Chief Executive Officer or Chief Financial Officer, certifying whether or not Company is in compliance with such financial covenants and including reasonable calculations as to such compliance, at such times as the same is required to be delivered to the Senior Lender under and when required by the Specified Senior Indebtedness Agreement (but not less frequently than each calendar quarter). Company shall promptly provide Holder with copies of any revisions to the financial covenants set forth in the Specified Senior Indebtedness Agreement (including related definitions) that may be made from time to time.

          9.  Successors and Assigns.  Neither this Note nor any of its rights,
              ----------------------
interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by either party hereto without the prior written consent of the other party; provided, however this Note may be assigned by
                            --------  -------
Holder to an affiliate of or a successor in interest of all of the business of the Holder without the consent of Company. Subject to such consent to transfer, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

          10.  Waiver and Amendment.  Any provision of this Note may be amended,
               --------------------
waived or modified upon the written consent of Company and Holder.

          11.  Notices. All notices, requests, demands, consents, instructions
               -------
or other communications to or upon Company or Holder under this Note shall be by telecopy or in writing and telecopied, mailed or delivered to each party at telecopier number or its address set forth below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

     If to Company: NETIQ CORPORATION
                    5410 Betsy Ross Drive
                    Santa Clara, California 95054
                    Attn.:  Ching-Fa Hwang
                    Telephone: 408-330-7000
                    Telecopy: 408-330-0959


                    WILSON SONSINI GOODRICH & ROSATI
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attn:  Thomas C. DeFilipps, Esq.

                    Telephone: 650-493-9300
                    Telecopy: 650-493-6811


     If to Holder:  COMPUWARE CORPORATION
                    31440 Northwestern Highway
                    Farmington Hills, MI 48334
                    Attn:  Thomas Costello
                         General Counsel
                    Telephone: 248-737-7310
                    Telecopy:  248-737-7690

     With a copy to:Fenwick & West LLP
                    Two Palo Alto Square
                    Suite 700
                    Palo Alto, California 94306
                    Attn:  Stuart P. Meyer, Esq.
                    Telephone: 650-494-0600
                    Telecopy: 650-494-1417

          12.  Payment.  Payment shall be made in lawful tender of the United
               -------
States.

          13.  Waivers.  Company hereby waives notice of default, presentment or
               -------
demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

          14.  Governing Law.  This Note and all actions arising out of or in
               -------------
connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.


[Balance of page intentionally left blank.]

          IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.


                                    NETIQ CORPORATION
                                    a California corporation



                                    By: /s/ Ching-Fa Hwang
                                       -------------------------------

                                    Title: President and CFO
                                          ----------------------------

THIS AGREEMENT IS SUBJECT TO A SUBORDINATION AGREEMENT DATED MARCH 10, 1999 BETWEEN COMPUWARE CORPORATION AND SILICON VALLEY BANK.

                               SECURITY AGREEMENT

     This Security Agreement (this "Agreement") is made and entered into effective as of March 10, 1999 (the "Effective Date") by and between NetIQ Corporation, a California corporation ("Debtor") and Compuware Corporation, a Michigan corporation ("Secured Party").

                                    RECITALS

          A. Debtor may borrow the principal amount of up to $5,000,000 from Secured Party pursuant to the terms of a certain Subordinated Secured Promissory Note of Debtor to Secured Party dated of even date herewith (the "Note"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Note.

          B. The parties have agreed that Debtor's obligations under the Note will be secured by Debtor's grant to Secured Party of a security interest in and to certain collateral, pursuant to the terms and conditions of this Agreement and a Patent Mortgage and Intellectual Property Security Agreement dated of even date herewith (the "IP Security Agreement").

          NOW, THEREFORE, in consideration of loans made or to be made by Secured Party under the Note, the parties' agreements herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1.  Security.  The payment and performance of Debtor's obligations
              --------
under all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note, this Security Agreement, the IP Security Agreement and any other Transaction Documents (as defined in the Note), including, without limitation, all principal, interest, fees, charges, expenses, attorneys' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to
                                              -- ---
time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding (hereinafter collectively referred to as the "Obligations") will at all times be secured as follows:

          (a) Grant of Security Interest.  As security for the due performance
              --------------------------
and payment of the Obligations, Debtor hereby grants to Secured Party a security interest in the "Collateral" as defined in Section 1(b).

          (b) Collateral Defined.  As used in this Agreement, the term
              ------------------
"Collateral" means, collectively, the assets described in Exhibit A attached
                                                          ---------
hereto that are located at the place(s) set forth in Exhibit B (the "Collateral
                                                     ---------
Location(s)"), as applicable, and all proceeds thereof.

          (c) Financing Statements.  So long as Debtor is indebted to Secured
              --------------------
Party under the Note or has any other Obligation to Secured Party, Debtor will promptly execute and deliver to Secured Party such assignments, notices, financing statements, or other documents and papers as Secured Party may reasonably require in order to perfect and maintain the security interest in the Collateral granted to Secured Party hereby and to give any third party notice of Secured Party's interest in the Collateral. Debtor will pay to Secured Party all expenses incurred by Secured Party in filing such assignments, notices, financing statements or other documents or papers (and any continuation statements or amendments thereto). Upon the full and final discharge of all of Debtor's Obligations, Secured Party will execute and deliver such documents as may be reasonably necessary and requested by Debtor to release the Collateral from the security interest granted to Secured Party in this Agreement.

      2.  Representations and Warranties of Debtor.  Debtor represents and
          ----------------------------------------
warrants to Secured Party that:

          (a) Authority.  Debtor has all right, power and authority necessary to
              ---------
make, enter into and perform its obligations under the Transaction Documents and to grant Secured Party the security interest in the Collateral granted in
Section 1 above (and in the Collateral under the IP Security Agreement), without the need for the consent or approval of any other person or entity. Debtor has taken all necessary action to make the Transaction Documents the legal, valid, binding and enforceable obligations of Debtor that they purport to be. Debtor's board of directors and shareholders have taken all necessary action and given all approvals and consents necessary for Secured Party to enter into the Transaction Documents, and to perform all Debtor's obligations under the Transaction Documents.

          (b) No Legal Obstacle to Agreement.  To the best of Debtor's
              ------------------------------
knowledge, neither the execution and delivery of the Transaction Documents nor the consummation of any transaction contemplated hereby or thereby, nor the fulfillment of the terms of the Transaction Documents or of any other agreement or instrument referred to herein or therein, has constituted or resulted in, or will constitute or result in, a breach of the provisions of any instrument, contract or agreement to which Debtor is a party or by which Debtor and/or the Collateral (or the Collateral under the IP Security Agreement) is bound, or the violation of any law, judgment, decree or governmental or administrative order, rule or regulation applicable to Debtor, or has resulted in or will result in the creation of any lien or claim upon any of the Collateral (except as provided herein and in the IP Security Agreement). No consent of any other person (including without limitation any shareholder or creditor of Debtor) is required in connection with the execution, delivery, performance, validity or enforceability of the Transaction Documents.

          (c)  Title; No Liens or Claims in Collateral. Debtor owns all right,
               ---------------------------------------
title and interest in and to the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires its rights in the Collateral, will own all right, title and interest therein) and no other person or entity has (or in the case of the after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title or interest in or to the Collateral, except for any Permitted Liens. All of the Collateral is (and until the Note has been paid in full and all the Obligations are fully satisfied will be) free and clear of all Liens except for any Permitted Liens. Secured Party has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a perfected security interest in the Collateral. "Permitted Liens" are:
(a) Liens existing on the Effective Date or arising under this Agreement or other Transaction Documents; (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Debtor maintains adequate reserves on its books, if they have no priority over any of Secured Party's security interests; (c) purchase money Liens as provided in Section 7 of the Note (i) on equipment acquired or held by Debtor incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment; (d) leases or subleases and licenses or sublicenses granted in the ordinary course of Debtor's business and any interest or title of a lessor, licensor or under any lease or license, if the leases, subleases, licenses and sublicenses permit granting Secured Party a security interest; (e) Liens securing Specified Senior Indebtedness; and (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by liens described in (a) through (e), but any extension, renewal or
                                               ---
replacement Lien must be limited to the property encumbered by the existing
Lien and the principal amount of the indebtedness may not increase.

          (d) No Bankruptcy.  Debtor is not subject to any bankruptcy case or
              -------------
insolvency proceedings before any court in any jurisdiction. In the ninety (90) days preceding the effective date hereof, Debtor has not received any threat from any third party to subject Debtor to any involuntary bankruptcy, receivership, assignment for the benefit of creditors or insolvency proceeding.

      3.  Covenants of Debtor.  Debtor hereby covenants and agrees with
          -------------------
Secured Party as follows:

          (a) Taxes; Preservation of Collateral.  Debtor will pay all taxes due
              ---------------------------------
and owing by Debtor at such time as they become due. Debtor will comply with all material legal requirements relating to the possession, production, operation, maintenance and control of the Collateral. Debtor will maintain, preserve, protect and perfect the Collateral and keep the Collateral in good condition and repair continuously for so long as Debtor has Obligations to Secured Party.

          (b) Maintenance of and Interest in Records.  Debtor will keep and
              --------------------------------------
maintain at its own cost and expense satisfactory and complete records of the Collateral belonging to it. For Secured Party's further security, Secured Party will have a security interest in all of the books and records of Debtor pertaining to the Collateral.

          (c) Notice to Account Debtors.  Upon the request of Secured Party at
              -------------------------
any time after the occurrence and during the continuance of an Event of Default (as defined below), Debtor shall notify account debtors on all Debtor's accounts that such accounts have been assigned to Secured Party and that payments in respect thereof shall be made directly to Secured Party.

          (d) Name or Residence Change.  Debtor will not change its name, or
              ------------------------
without ten (10) days' prior written notice to Secured Party, the location of its principle executive offices or corporate domicile.

          (e) Moving of Collateral.  Debtor will not move or relocate any or
              --------------------
all of the Collateral that remains owned by Debtor (except for Collateral of immaterial value moved or relocated in the ordinary course of business) to any location outside the State of California without giving Secured Party written notice of the moving of such Collateral in sufficient time to enable Secured Party to make all filings necessary to maintain without interruption the continuous perfection of Secured Party's security interest in such moved or relocated Collateral in the jurisdiction(s) in which such Collateral is moved or relocated. Any notice provided by Debtor relating to the movement of Collateral shall indicate in detail the description of the Collateral to be moved or relocated and the location(s) and address(es) to which such Collateral is to be moved.
          (f)  Sale of Collateral. Debtor will not, without Secured Party's
               ------------------
prior written consent, which may be withheld in Secured Party's sole discretion:
(i) sell, lease, assign, transfer or otherwise dispose of the Collateral, any part thereof or any interest therein, or any of Debtor's rights therein, to any person, entity or party other than Secured Party, except for (A) sales of
                                                  ------
inventory in the ordinary course of business, (B) the grant of licenses in the ordinary course of business or (C) the disposition in the ordinary course of business of any item of equipment that has become worn-out or obsolete.

          (g)  Proceedings. Debtor will appear in and defend any action or
               -----------
proceeding that may affect its or Secured Party's right, title or interest in and to the Collateral.

      4.  Secured Party' Rights and Remedies Upon Event of Default.
          --------------------------------------------------------

          (a) General Remedies.  In the event of an occurrence of any Event of
              ----------------
Default under the Note, in addition to exercising any other rights or remedies Secured Party may have under the Note, at law or in equity, or pursuant to the provisions of the California Uniform Commercial Code ("UCC"), Secured Party may, at its option, and without demand first made, exercise any one or all of the following rights and remedies: (i) collect the Collateral and its proceeds;
(ii) take possession of the Collateral wherever it may be found, using all reasonable means to do so, or require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Debtor; (iii) proceed with the foreclosure of the security interest in the Collateral granted herein and the sale or endorsement and collection of the proceeds of the Collateral in any manner permitted by law or provided for herein; (iv) sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale; (v) institute a suit or other action against Debtor for recovery on the Note; (vi) exercise any rights and remedies of a secured party under the UCC; and/or (vii) offset, against any payment due from Debtor to Secured Party, the whole or any part of any indebtedness of Secured Party to Debtor.

          (b) No Election of Remedies.  The election by Secured Party of any
              -----------------------
right or remedy will not prevent Secured Party from exercising any other right or remedy against Debtor.

          (c) Proceeds.  If an Event of Default occurs, all proceeds and
              --------
payments with respect to the Collateral will be retained by Secured Party (or if received by Debtor will be held in trust and will be forthwith delivered by Debtor to Secured Party in the original form received, endorsed in blank) and held by Secured Party as part of the Collateral or applied by Secured Party to the payment of the Obligations.

          (d) Sales of Collateral.  Any item of Collateral may be sold for cash
              -------------------
or other value at public or private sale or other disposition and the proceeds thereof collected by or for Secured Party. Debtor agrees to promptly execute and deliver, or promptly cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates and affidavits and supply or cause to be supplied such further information and take such further action as Secured Party may require in connection with any such sale or disposition. Secured Party will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived or released. If any notice of a proposed sale, lease, license or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale, lease, license or other disposition. Secured Party agrees to give Debtor ten (10) days prior written notice of any sale, lease, license or other disposition of Collateral (or any part thereof) by Secured Party.

          (e) Application of Proceeds.  The proceeds of all sales and
              -----------------------
collections in respect of the Collateral, the application of which is not otherwise specifically herein provided for, will be applied as follows: (i) first, to the payment of the reasonable costs and expenses of such sale or sales and collections and the attorneys' fees and out-of-pocket expenses incurred by Secured Party relating to costs of collection; (ii) second, any surplus then remaining will be applied first, to the payment of all unpaid interest accrued under the Note, and then to the payment of unpaid principal under the Note; and
(iii) third, any surplus then remaining will be paid to Debtor.

        5.  Notices.  Any notice required or permitted hereunder will be given
            -------
in writing and will be deemed effectively given upon personal delivery, three days after deposit in the United States mail by first class mail, one (1) business day after its deposit with any express courier (prepaid), or one (1) business day after transmission by telecopier, in each case addressed to the other party at such party's address (or facsimile number, in the case of transmission by telecopier) as shown below its signature to this Agreement, or to such other address as such party may designate in writing from time to time to the other party.

          6.  Jurisdiction; Venue.  Debtor, by its execution hereof, hereby
              -------------------
irrevocably submits to the in personam jurisdiction of the state courts of the
                           -- --------
State of California and of the United States District Court for the Northern District of California that are located in Santa Clara County, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

          7.  Termination.  When all Obligations have been paid and performed in
              -----------
full and discharged, this Agreement and the security interest granted to Secured Party under this Agreement will terminate.

          8.  Amendments and Waivers.  No amendment or modification of this
              ----------------------
Agreement may be made or be effective unless and until it is set forth in writing and signed by all parties hereto. No waiver of any right under this Agreement will be effective unless expressly set forth in a writing signed by each party against whom such waiver is asserted. No course of dealing between the parties will operate as a waiver of any party's rights under this Agreement. A waiver on any one occasion will not be construed as a bar to or waiver of any right or remedy on any future occasion. Debtor acknowledges that the giving by Secured Party of any notice or information to Debtor, or the securing of any consent by Debtor, not required by the express terms hereof to be given or secured, will not by implication constitute an amendment to or waiver or modification of any provision hereof, or impose upon Secured Party any duty to give any such notice or information or to secure any such consent on any future occasion.

          9.  Attorneys' Fees.  If any party hereto commences or maintains any
              ---------------
action at law or in equity (including counterclaims or cross-complaints) against the other party hereto by reason of the breach or claimed breach of any term or provision of this Agreement, then the prevailing party in said action will be entitled to recover its reasonable attorneys' fees and court costs incurred therein.


         10.  Successors and Assigns. The provisions of this Agreement will
              ----------------------
inure to the benefit of, and be binding on, each party's respective heirs, successors and assigns.

         11.  Miscellaneous. The invalidity or unenforceability of any term or
              -------------
provision of this Agreement will not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and will not alter or otherwise affect the meaning of this Agreement. This Agreement and the Note and the exhibits thereto, together constitute the entire agreement and understanding of the parties regarding the subject matter hereof and supersede any and all prior understandings and agreements between the parties with respect to such subject matter.

         12.  Governing Law. This Agreement will be governed by and construed
              -------------
exclusively in accordance with the internal laws of the State of California as applied to agreements between residents thereof and to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.

         13.  Execution in Counterparts.  This Agreement may be executed in any
              -------------------------
number of counterparts, which together will constitute one instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the Effective Date.

DEBTOR:                                  SECURED PARTY:

By: /s/ Ching-Fa Hwang                   By: /s/ Joseph A. Nathan
   ---------------------------              ---------------------------
Name:   Ching-Fa Hwang                   Name:   Joseph A. Nathan
     -------------------------                -------------------------
Title:  President and CFO                Title:  President
      ------------------------                 ------------------------

Address: 5410 Betsy Ross Drive           Address: 31440 Northwestern Highway
         Santa Clara, California 95054            Farmington Hills, MI 48334
         Telephone No.: (408) 330-7000            Telephone No.: (248) 737-7310
         Fax No.:(408) 330-0959                   Fax No.: (248) 737-7690



    [The remainder of this page has been intentionally left blank]

                                   EXHIBIT A
                           DESCRIPTION OF COLLATERAL
                           -------------------------

All right, title and interest of Debtor now owned or hereafter acquired in and to the following:

     (a) All equipment and fixtures (including, without limitation, furniture, vehicles and other machinery and office equipment), together with all additions and accessions thereto and replacements therefor;

     (b) All inventory (including, without limitation, (i) raw materials, work in process, finished goods and components and (ii) all such inventory that are returned to or repossessed by Debtor), together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor;

     (c) All accounts, chattel paper, contract rights and rights to the payment of money;

     (d) All general intangibles, including, without limitation, customer and supplier lists and contracts, books and records, insurance policies, tax refunds and contracts for the purchase of real or personal property;

     (e) All deposit accounts, money, certificated securities, uncertificated securities, instruments and documents; and

     (f) All proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

                                   EXHIBIT B

                           LOCATION(S) OF COLLATERAL
                           -------------------------


5410 Betsy Ross Drive                           570 West Plano Pkwy Ste.1000
Santa Clara, CA 95054                           Plano, TX 75093

1415 West 22nd Street                           11350 Random Hills Road #800
Tower Floor                                     Fairfax, VA 22030
Oak Brook, IL 60523

4643 South Ulster, #800                         11 Penn Plaza, Fifth Floor
Denver, CO 80237                                New York, NY 10001

Knyvett House
The Causeway, Staines
Middlesex TW18 3BA, UK

THIS AGREEMENT IS SUBJECT TO A SUBORDINATION AGREEMENT DATED MARCH 10, 1999 BETWEEN COMPUWARE CORPORATION AND SILICON VALLEY BANK.

            Patent Mortgage and Intellectual Property Security Agreement

        This Patent Mortgage And Intellectual Property Security Agreement is made as of March 10, 1999 ("Security Agreement"), by and between NetIQ Corporation, a California corporation ("Debtor"), and Compuware Corporation, a Michigan corporation ("Secured Party").

                                   RECITALS

        A. Secured Party has agreed to lend to Debtor certain funds (the "Loan"), and Debtor desires to borrow such funds from Secured Party pursuant to the terms of a Subordinated Secured Promissory Note dated of even date herewith (the "Note"). Terms not defined herein shall have the meanings ascribed to them in the Security Agreement dated of even date herewith by and between Debtor and Secured Party (the "General Security Agreement").

        B. The parties have agreed that Debtor's Obligations will be secured by Debtor's grant to Secured Party of a security interest in and to certain collateral, pursuant to the terms and conditions of this Security Agreement, which provides for a security interest in certain intangible property of Secured Party, and the General Security Agreement pertaining to other personal property of Debtor.

        Now, Therefore, the parties hereto agree as follows:

        1. Patent Mortgage and Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Debtor's present or future Obligations to Secured Party, including, without limitation, such Obligations under the Note and the other Transaction Documents (as defined in the Note) executed in connection therewith (as the same may be modified, amended, supplemented, restated or superseded from time to time, collectively, the "Loan Documents"), Debtor hereby grants a security interest and mortgage to Secured Party, as security, in and to all of Debtor's entire right, title and interest in, to and under the following, now or hereafter existing, created, acquired or held by Debtor (the " Collateral"):

            (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, including, without limitation, those set forth on Exhibit A attached hereto and incorporated herein by this reference (collectively, the "Copyrights");

            (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products;

            (c)  Any and all design rights that may be available to Debtor;

            (d) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, those set forth on Exhibit B attached hereto and incorporated herein by this reference (collectively, the "Patents");

            (e) Any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks, including, without limitation, those set forth on Exhibit C attached hereto and incorporated herein by this reference (collectively, the "Trademarks");

            (f) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

            (g) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

            (h) All amendments, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

            (i)  All Proceeds and products of the foregoing.

        As used herein, "Proceeds" shall mean "proceeds," as such term is defined in Section 9306(1) of the California Uniform Commercial Code ("UCC") and, in any event, shall include, without limitation, (a) any and all accounts, chattel paper, and instruments (as such terms are defined in the UCC), cash, income, royalties, or other proceeds payable to Debtor from time to time in respect of the Collateral or Debtor's Intellectual Property (as defined below),
(b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral or Debtor's Intellectual Property (as defined below), (c) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral or Debtor's Intellectual Property by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (d) any damages or settlements received by Debtor based on any claim of Debtor against third parties (i) for past, present or future infringement of any Patent or Patent license, (ii) for past, present or future infringement of any Copyright or Copyright license,
(iii) for past, present or future infringement, dilution or misappropriation of any Trademark or Trademark license or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license, (c) all certificates, dividends, cash, instruments (as such term is defined in the UCC) and other property received or distributed in respect of or in exchange for any investment property (as such term is defined in the UCC) and
(f) any and all other amounts
from time to time paid or payable under or in connection with any of the Collateral, Debtor's Intellectual Property or any contract or license relating to the Collateral or Debtor's Intellectual Property.

        2. Authorization and Request. Debtor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this Agreement.

        3. Covenants and Warranties. Debtor represents, warrants, covenants and agrees as follows:

            (a) Debtor is now the sole owner of the Collateral, except that Debtor does not own the intellectual property rights in any portion of the Debtor's software products that now or hereafter is licensed from a third party ("Third Party Code"). Debtor has adequate license rights to make the uses it makes of such Third Party Code, but does not have the right to grant Secured Party ownership, use or distribution rights to such Third Party Code;

            (b) Performance of this Security Agreement does not conflict with or result in a breach of any agreement to which Debtor is a party or by which Debtor is bound;

            (c) During the term of this Security Agreement, Debtor will not sell, transfer, assign or otherwise encumber any interest in the Collateral, except as currently provided in the Specified Senior Indebtedness Agreement (as defined in the Note). Unless otherwise provided in the Loan Documents, Debtor retains the right to sell, transfer, license and assign rights in its Intellectual Property (as defined below) in the ordinary course of Debtor's business or as approved by Debtor's Board of Directors;

            (d) To its knowledge, as of the date of this Security Agreement each of the Patents is valid and enforceable, and there are no Patents, Trademarks or Copyrights (collectively, the "Intellectual Property") which have been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party other than Secured Party;

            (e) Debtor shall promptly advise Secured Party of any new products or major new releases of its software products that it makes generally available to its customers (collectively, the "Releases") and of any patents that issue in the name of Debtor or that are assigned to Debtor;

            (f) Debtor shall use its best efforts as its Board of Directors determines appropriate to protect, defend and maintain the validity and enforceability of the Intellectual Property to detect infringements;

            (g) Debtor shall promptly register the copyright to each new Release with the U.S. Copyright Office;

            (h) This Security Agreement creates, and in the case of after acquired Collateral, this Security Agreement will create at the time Debtor first has rights in such after-acquired Collateral, in favor of Secured Party a valid and properly perfected security interest in the Collateral in the United States securing the payment and performance of all present or future Obligations of Debtor to Secured Party, including, without limitation, such Obligations under the Note and the other Loan Documents, upon making the filings referred to in Section 3(i) below, subject only to any Permitted Liens;

            (i) To its knowledge as of the date of this Security Agreement, except for, and upon, the filings with, as applicable, (1) the United States Patent and Trademark office with respect to the Patents and Trademarks, (2) the Register of Copyrights with respect to the Copyrights and (3) the UCC Division of the California Secretary of State, necessary to perfect the security interests and mortgage created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (a) for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by Debtor in the United States or (b) for the perfection in the United States or the exercise by Secured Party of its rights and remedies hereunder;

            (j) All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Collateral is accurate and complete in all material respects;

            (k) Debtor shall not enter into any agreement that would materially impair or conflict with Debtor's obligations hereunder without Secured Party's prior written consent, which consent shall not be unreasonably withheld. Debtor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Debtor's rights and interests in any property included within the definition of the Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts; and

            (1) Upon any executive officer of Debtor obtaining actual knowledge thereof, Debtor will promptly notify Secured Party in writing of any event that materially adversely affects the value of any Collateral, the ability of Debtor to dispose of any Collateral or the rights and remedies of Secured Party in relation thereto, including the levy of any legal process against any of the Collateral. Debtor shall have no obligation to notify Secured Party of market changes that could materially adversely affect the value of the Debtor's Intellectual Property, including but not limited to the introduction of competitive products.

        4. Secured Party's Rights. Secured Party shall have the right, but not the obligation, to take, at Debtor's sole expense, any actions that Debtor is required under this Security Agreement to take but which Debtor fails to take, after fifteen (15) days' notice to Debtor. Debtor shall reimburse and indemnify Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 4.

        5.  Further Assurances; Attorney in Fact.

            (a) On a continuing basis, Debtor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be necessary or advisable, or as reasonably requested by Secured Party, to perfect Secured Party's security interest and mortgage in the Collateral, and otherwise to carry out the intent and purposes of this Security Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest and mortgage in all Collateral.

            (b) Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, from time to time in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Security Agreement,
(i) to modify, in its reasonable discretion, this Security Agreement without first obtaining Debtor's approval of or signature to such modification by amending Exhibit A, Exhibit B or Exhibit C hereof, as appropriate, to include reference to any material right, title or interest in any Intellectual Property acquired by Debtor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which Debtor no longer has or claims any right, title or interest, (ii) to file, in its reasonable discretion, one or more collateral agreements, financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Debtor where permitted by law and (iii) after the occurrence and during the continuance of an Event of Default, to transfer the Collateral into the name of Secured Party or a third party to the extent permitted under the UCC or other applicable law.

        6. Events of Default. An Event of Default under the Note shall constitute an "Event of Default" under this Security Agreement.

        7. Remedies. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right to exercise all the remedies of a secured party under the UCC and other applicable law, including, without limitation, the right to require Debtor to assemble the Collateral and any tangible property in which Secured Party has a security interest and to make it available to Secured Party at a place designated by Secured Party; provided, however, that Secured Party shall not take actual possession of, use or sell (at public or private sale) the Collateral hereunder unless it has substantially exercised or attempted to exercise its rights and remedies under the General Security Agreement with respect to material assets secured thereunder and Obligations to Secured Party remain outstanding following such exercise or attempt to exercise. Debtor will pay any reasonable expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the exercise of any of Secured Party's rights hereunder, including, without limitation any expense incurred in disposing of the Collateral. All of Secured Party's rights and remedies with respect to the Collateral shall be cumulative.

        8. Reassignment. At such time as Debtor shall completely satisfy all of the

Obligations secured hereunder, Secured Party shall execute, and deliver to Debtor all deeds, assignments and other instruments as may be necessary or proper to invest in Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

        9. No Failure or Delay. No failure or delay on the part of Secured Party, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

        10. Attorneys' Fees. If any action relating to this Security Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements.

        11. Amendments. This Security Agreement may be amended only by a written instrument signed by both parties hereto.

        12. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such Security Agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Debtor and Secured Party.

        13. Governing Law; Jurisdiction. This Security Agreement shall be governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Debtor and Secured Party consent to the exclusive jurisdiction of any state or federal court located in Santa Clara County, California.

        14. Conflict. In the event of a conflict between any term and/or provision contained in this Security Agreement with any term and/or provision contained in the General Security Agreement, the term and/or provision of this Security Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement on the day and year first above written.
Secured Party                               Debtor

Compuware Corporation                       NetIQ Corporation
a Michigan corporation                      a California corporation

By: /s/ Joseph A. Nathan                    By: /s/ Ching-Fa Hwang
        Name:  Joseph A. Nathan                     Name:  Ching-Fu Hwang
        Title: President                            Title: President and CFO

Address of Secured Party                    Address of Debtor
------------------------                    -----------------

31440 Northwestern Highway                  5410 Betsy Ross Drive
Farmington Hills, Michigan  48334           Santa Clara, California  95054
Attention: Thomas Costello, General Counsel Attention:  Ching-Fa Hwang
Telephone:  248-737-7310                    Telephone:  408-330-7000
Telecopy:  248-737-7690                     Telecopy:  408-330-0959

with a copy to:                             with a copy to:

Fenwick & West LLP                          Wilson, Sonsini, Goodrich & Rosati
Two Palo Alto Square, Suite 700             650 Page Mill Road
Palo Alto, California  94306                Palo Alto, California  94304-1050
Attention:  Stuart P. Meyer, Esq.           Attention: Thomas C. DeFilipps,Esq.
Telephone:  650-494-0600                    Telephone: 650-493-9300
Telecopy:  650-494-1417                     Telecopy: 650-493-6811

                                   EXHIBIT A

                                  COPYRIGHTS

1.   REGISTERED:  List titles below or indicate "None":

     A.  U.S. Copyright Registration: "NetIQ AppManager Suite Version 1.0"
                                       ----------------------------------
         Registration No. Txu 776-056

         Effective Date: Jan. 9, 1997

     B.  U.S. Copyright Registration: "NetIQ AppManager Suite Version 2.0"
                                       ----------------------------------
         Registration No. TX 4-562-020

         Effective Date: Dec. 11, 1997

2.   Unregistered:  List titles below or indicate "None":

     None

3.   Applications in Process:  List titles, applicable dates, application

     numbers, etc. below or   indicate "None":

     None

                                   EXHIBIT B

                     U.S. PATENTS AND PATENT APPLICATIONS

A.   U.S. Patent Application: "Selection, Type Matching and Manipulation of
                               --------------------------------------------

     Resource Objects by a Computer Program"
     --------------------------------------

     Serial No. 08/784,613

     Filing Date: Jan. 21, 1997

B.   U.S. Patent Application: "Event Signaling in a Foldable Object Tree"
                               -----------------------------------------

     Serial No. 08/784,563

     Filing Date: Jan. 21, 1997

C.   U.S. Patent  Application: "Database Updates Over a Network"
                                -------------------------------

     Serial No. 08/784,593

     Filing Date: Jan. 21, 1997

                                   EXHIBIT C

                  U.S. TRADEMARKS AND TRADEMARK APPLICATIONS

1.   Registered Trademarks:  List marks below or indicate "None":

     A.    U.S. Registered Trademark: "NETIQ"
                                       -----

     Registration No. 2, 137, 942

     Date of Registration: Feb. 17, 1998

B.   U.S. Registered Trademark: "APPMANAGER"
                                 ----------

     Registration No. 2, 118, 436

     Date of Registration: Dec. 2, 1997

C.   U.S. Registered Trademark: "KNOWLEDGE SCRIPTS"
                                 -----------------

     Registration No. 2,182,121

     Date of Registration:  August 18, 1998

D.   U.S. Registered Trademark : "WORK SMARTER"
                                  ------------

     Registration No. 2,189,210

     Date of Registration:  September 15, 1998

E.   U.S. Trademark Application: "NetIQ Partner Network (and Design)"
                                  ----------------------------------

     Serial No. 75/477,878

     Date of Filing:  May 1, 1998

F.   European Community Trademark Application: "NETIQ"
                                                -----

     Serial No. 684571

     Date of Filing:  Nov. 8, 1997

G.   European Community Trademark Application: "APPMANAGER"
                                                ----------

     Date of Filing: Mar. 16, 1998

2.   UNREGISTERED TRADEMARKS:  List marks below or indicate "None":

     None

                            SUBORDINATION AGREEMENT


     This Subordination Agreement (this "Agreement") dated March 10, 1999, is between Compuware Corporation, a Michigan corporation ("Creditor"), and Silicon Valley Bank ("Bank").

                                    Recitals

     A. NetIQ Corporation ("Borrower") has requested and/or obtained credit from Bank which may be secured by its assets and property.

     B. Creditor is making a loan to Borrower pursuant to a Subordinated Secured Promissory Note of even date herewith (the "Creditor Note"). The obligations of Borrower to Creditor under the Creditor Note will be secured by the assets and property of the Borrower pursuant to Security Agreements of even date herewith (collectively, the "Security Agreements").

     C. To induce Bank to extend credit to Borrower and make further extensions of credit to or for Borrower, or to purchase or extend credit pursuant to any instrument or writing on which Borrower is liable or to grant renewals or extensions of any loan, extension of credit, purchase, or other accommodation Creditor will subordinate on the terms and conditions set forth in this
Agreement: (i) all of Borrower's indebtedness and obligations to Creditor, existing now or later (excluding any obligations (other than "put" or repurchase obligations, if any) to Creditor under the Warrant for Common Stock executed by Borrower in favor of Creditor, the "Subordinated Debt") to Borrower's indebtedness and obligations to Bank; and (ii) all of Creditor's security interests to all of Bank's security interests in the Borrower's property.

THE PARTIES AGREE AS FOLLOWS:

     1. Creditor subordinates to Bank any security interest or lien that it has in any property of Borrower until the Senior Debt (as defined and limited in Section 2 below) is satisfied in full. Despite attachment or perfection dates of Creditor's security interest and Bank's security interest, Bank's security interest in the Collateral (as defined in the Loan and Security Agreement dated May 15, 1998 between Borrower and Bank (as may be amended, modified or supplemented from time to time, the "Loan Agreement")) is prior to Creditor's security interest therein until the Senior Debt (as defined and limited in Section 2 below) is satisfied in full. Notwithstanding the foregoing, as to any Equipment Indebtedness included in Senior Debt pursuant to Section 2 below, Creditor's subordination to Bank under this Section 1 shall be limited to the specific equipment securing such Equipment Indebtedness, and if no Senior Debt other than Equipment Indebtedness remains outstanding Creditor's subordination to Bank under this Section 1 shall be so limited.

     2. All Subordinated Debt payments are subordinated to all of Borrower's obligations to Bank existing now or later, together with collection costs of the obligations (including attorneys' fees), including, interest accruing after any bankruptcy, reorganization or similar proceeding and all obligations under the Loan Agreement or any other agreement between Bank and Borrower (the "Senior Debt") on the terms and conditions set forth below; provided, however, that, for
                                                    --------  -------
the purpose of this Agreement, the Senior Debt shall not at any time exceed (I) $2,500,000, which is the maximum principal amount that may be borrowed by Borrower under the Loan Agreement as of the date of the Creditor Note, unpaid interest on such maximum principal amount and fees, expenses, costs of enforcement and other amounts due under the Loan Agreement in connection therewith and (II) Equipment Indebtedness (as defined in the Creditor Note) that may be incurred by Borrower to Bank in an aggregate principal amount of $500,000 less the aggregate principal amount of Equipment Indebtedness owed to holders
----
other than the Bank as to which Creditor is subordinated under Section 7 of the Creditor Note. The terms of this Agreement (and not Section 7 of the Creditor Note) shall govern the subordination of the Subordinated Debt to the Senior Debt.


     3. Except as set forth in this Section 3 and elsewhere in this Agreement, Creditor will not:

     a) demand or receive from Borrower (and Borrower will not pay) any part of the Subordinated Debt, by payment, prepayment, or otherwise,

     b) exercise any remedy against the Collateral (excluding any act by Creditor to take or perfect a security interest, lien or mortgage therein which are subordinated to Bank as provided in this Agreement), or

     c) provide notice to accelerate or accelerate the Subordinated Debt until all the Senior Debt is paid. However, Creditor may demand and receive (and Borrower may pay) regularly scheduled payments of interest that constitute Subordinated Debt, unless an Event of Default (as defined in the Loan Agreement) has been declared in writing with respect to the Senior Debt permitting Bank to accelerate the maturity of the Senior Debt and Bank shall have sent written notice thereof to Creditor, which Event of Default shall not have been cured or waived and continues to exist, or an Event of Default would exist immediately after such a payment. Further, unless an Event of Default (as defined in the Loan Agreement) has been declared in writing with respect to the Senior Debt permitting Bank to accelerate the maturity of the Senior Debt and Bank shall have sent written notice thereof to Creditor, which Event of Default shall not have been cured or waived and continues to exist, or an Event of Default would exist immediately after a principal payment, Creditor may also demand and receive from Borrower (and Borrower may pay) payments of principal that constitute the Subordinated Debt on the earliest to occur of the following: (i) January 1, 2002; (ii) the receipt by Borrower of gross proceeds of at least $10,000,000 from the initial underwritten public offering of Borrower's capital stock; (iii) the closing of the occurrence of a Change in Control (as defined in the Creditor Note) to which Bank has specifically consented in writing under the Loan Agreement; or (iv) at any other time provided in the Creditor Note if (as to this clause (iv) only) the Senior Debt has been paid in full. This Agreement does not prohibit Creditor from converting any Subordinated Debt into equity securities of Borrower.

     4. Notwithstanding anything to the contrary in Section 3 above, after the occurrence and during the continuation of an Event of Default under the Creditor Note, Creditor may take any action permitted under the Creditor Note or the Security Agreements, but not earlier than one hundred eighty (180) days after Bank has received written certification from Creditor that (1) an Event of Default has occurred under the Creditor Note, and (2) the Creditor Note permits an acceleration of the debt as a result of such default (the foregoing being referred to as the "Blockage Period"). During the Blockage Period, Borrower shall not make and Creditor shall not accept any payments on the Subordinated Debt.

     5. Bank shall promptly advise Creditor of any written notification or declaration by Bank of any event of default with respect to the Senior Debt (the "Defaulted Senior Debt"). If such Defaulted Senior Debt remains unpaid or any default thereunder remains uncured, in whole or in part, on the 180th day following the date on which Bank initially sent such written notice or declaration, Creditor may (but shall not have the obligation to) satisfy in full the Defaulted Senior Debt. Subject to the payment in full of all Senior Debt, Creditor shall be subrogated to the rights of Bank to receive payments and distributions of assets of Borrower applicable to the Senior Debt. No such payments or distributions applicable to the Senior Debt shall, as between Borrower and its creditors other than Bank and Creditor, be deemed to be a payment by Borrower to and on account of the Creditor Note, and for purposes of such subrogation, no payments or distributions to Bank to which Creditor would be entitled except for the provisions of this Agreement shall, as between Borrower and its creditors other than Bank and Creditor, be deemed to be a payment by Borrower to and on account of the Senior Debt.

     6. Subject to the rights of Bank under this Agreement to receive cash, securities or other properties otherwise payable or deliverable to Creditor, nothing contained in this Agreement shall impair, as between Borrower and Creditor, the obligation of Borrower, subject to the terms and conditions hereof, to pay to Creditor the principal, interest and other amounts due under the Creditor Note as and when the same become due and payable, or shall prevent Creditor, upon default under the Creditor Note or Security Agreements, from exercising all rights, powers and remedies otherwise provided in the Creditor Note or Security Agreements or by applicable law.

     7. Creditor must deliver to Bank in the form received (except for endorsement or assignment by Creditor) any payment, distribution, security or proceeds it receives on the Subordinated Debt that are required to be paid to Bank under this Agreement.

     8. These provisions remain in full force and effect, despite Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law, and Bank's claims for Senior Debt against Borrower and Borrower's estate will be fully paid before any payment is made to Creditor in any such insolvency, reorganization or other case or proceeding under any bankruptcy or insolvency law.

     9. Until the Senior Debt is paid, Creditor irrevocably appoints Bank as its attorney-in-fact, with power of attorney with power of substitution, in Creditor's name or in Bank's name, for Bank's use and benefit without notice to Creditor, to file any claims in any bankruptcy, insolvency or similar proceeding involving Borrower for the Subordinated Debt for Creditor if Creditor does not do so at least 30 days before the time to file claims expires.

     10. Creditor will immediately put a legend on the Subordinated Debt documents that such documents are subject to this Agreement. No amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that Bank has in Borrower's property. For example, documents shall not be amended to (i) increase the interest rate of the Subordinated Debt without Bank's written consent (which shall not be unreasonably withheld), or (ii) accelerate payment of principal or interest or any other portion of the Subordinated Debt.

     11. This Agreement is effective while Borrower owes any Senior Debt to Bank or its assignees. If after full payment of the Senior Debt Bank must disgorge any payments made on the Senior Debt, this Agreement and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though the payments had not been made, and Creditor will immediately pay Bank all payments received under the Subordinated Debt to the extent such payments to Creditor would have been prohibited under this Agreement. At any time without notice to Creditor, Bank may take actions it considers appropriate on the Senior Debt such as terminating advances, extending the time of payment, increasing interest rates, renewing, compromising or otherwise amending any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No action or inaction will impair or otherwise affect Bank's rights under this Agreement. Creditor is not a surety or guarantor as defined in California Civil Code Section 2787 or otherwise. Creditor waives any benefits of California Civil Code Sections 2899 and 3433.

     12. Any notice, request or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or by recognized overnight carrier or personal delivery, addressed as follows:

          If to Bank:           Silicon Valley Bank
                                3003 Tasman Drive, HG 180
                                Santa Clara, CA 95054
                                Attention: General Counsel
                                Telephone:  (408) 654-7400
                                Facsimile:  (408) 496-2495


          If to Creditor:       Compuware Corporation
                                31440 Northwestern Highway
                                Farmington Hills, MI 48334
                                Attention: Thomas Costello, Esq.
                                Vice President, Secretary and General Counsel
                                Telephone:  (248) 737-7300
                                Facsimile:  (248) 737-7690


          with a copy to :      Fenwick & West LLP
                                Two Palo Alto Square
                                Attention: Jackie Daunt, Esq.
                                Telephone:  (650) 858-7232
                                Facsimile  (650) 494-1417

     13. This Agreement binds and benefits Bank's and Creditor's successors or assigns. This Agreement is for Creditor's and Bank's benefit and not for the benefit of Borrower or any other party. If Borrower is refinancing any of the Senior Debt with a new lender, upon Bank's request of Creditor, Creditor will enter into a new subordination agreement with the new lender on substantially the terms of this Agreement.

     14. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together constitute one instrument.

     15. California law governs this agreement without giving effect to conflicts of laws principles. Creditor and Bank submit to the exclusive jurisdiction of the courts in Santa Clara County, California. CREDITOR AND BANK EACH WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION FROM THIS AGREEMENT.

     16. This Agreement is the entire agreement about this subject matter, and supersedes prior negotiations or agreements. Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement. Creditor will keep itself informed of Borrower's financial and other conditions. This Agreement may be amended only by written instrument signed by Creditor and Bank.

     17. If there is an action to enforce the rights of a party under this Agreement, the party prevailing will be entitled, in addition to other relief, to all reasonable costs and expenses, including reasonable attorneys' fees, incurred in the action.

"Creditor"                                         "Bank"

COMPUWARE CORPORATION                              SILICON VALLEY BANK


By: /s/ Joseph A. Nathan                           By: /s/ authorized signatory
    --------------------                               ------------------------

Title: President                                   Title: Vice President
       -----------------                                  -----------------

The Borrower approves the terms of this Agreement.

                                                   "Borrower"

                                                   NETIQ CORPORATION


                                                   By: /s/ Ching-Fa Hwang
                                                       ------------------------

                                                   Title: President and CFO
                                                          ---------------------

                                                                     Exhibit C

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO, OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                               NETIQ CORPORATION

                                  WARRANT FOR
                                  COMMON STOCK


                              Dated March 10, 1999


     This certifies that for value received:

      Compuware Corporation, (the "Purchaser")

or registered assigns, is entitled, subject to the terms set forth herein, to purchase from NETIQ CORPORATION, a California corporation (the "Company"), up to a Maximum Number of fully paid and non-assessable shares of the Company's Common Stock, without par value, at the Exercise Price upon the occurrence of an Exercise Event, as more fully set forth herein.

1.   Definitions
     -----------

     "Cash Value" means:
      ----------

     (x) in the case of sub-section (i) of an Exercise Event, for each share of Common Stock of the Company, the price to the public for each such share, or

     (y) in the case of sub-section (ii) of an Exercise Event, the cash consideration received by for each share of Common Stock and if the consideration received is other than cash, its value will be deemed as follows:

          (1) Securities not subject to investment letter or other similar restrictions on free marketability:

              (a) If traded on a securities exchange or the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing; provided, however, if the agreement governing such Change of Control Transaction applies a different method of measuring the value of the securities issued thereunder to the holders of the Company's Common Stock, then the Cash Value hereunder will use the same method as set forth in that agreement;

          (b) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; provided, however, if the agreement governing such Change of Control Transaction applies a different method of measuring the value of the securities issued thereunder to the holders of the Company's Common Stock, then the Cash Value hereunder will use the same method as set forth in that agreement; and

          (c) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock voting as one class; provided, however, if the agreement governing such Change of Control Transaction applies a different method of measuring the value of the securities issued thereunder to the holders of the Company's Common Stock, then the Cash Value hereunder will use the same method as set forth in that agreement.

      (2) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (1) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock voting as one class.

     "Change of Control Transaction" means the closing of (x) a merger or
      -----------------------------
consolidation of the Company with or into another entity in which the shareholders of the Company immediately before such merger or consolidation own less than a majority of the surviving or resulting entity's outstanding voting stock immediately thereafter, or (y) a sale of all or substantially all of the Company's assets, or (z) any person or persons acting in concert shall acquire, directly or indirectly, ownership of 51% or more of the combined voting power of the capital stock of the Company but only to the extent such transaction is substantially effectuated by sales of capital stock to such person or persons by existing holders of capital stock of the Company and not by the Company.

     "Commission" means the Securities and Exchange Commission, or any other
      ----------
federal agency then administering the Securities Act and the Securities Exchange Act of 1934.

     "Common Stock" means the Company's Common Stock, any stock into which such
      ------------
stock shall have been changed or any stock resulting from any reclassification of such stock, and any other capital stock of the Company of any class or series now or hereafter authorized having the right to share in distributions either of earnings or assets of the Company without limit as to amount or percentage.

     "Common-Equivalent Stock" means  shares of Common Stock issuable upon
      -----------------------
conversion of any security to Common Stock and shares of Common Stock issuable upon the exercise of any outstanding options, warrants, or similar instruments with respect to Common Stock or securities convertible into or exercisable for Common Stock.

     "Company" means NetIQ Corporation, a California corporation, and any
      -------
successor corporation.

     "Exercise Event" shall mean either (i) the filing of a registration
      --------------
statement (whether on a Form S-1, or otherwise) relating to one or more of the Company's public offering of its Common Stock, excluding however registrations relating solely to (x) employee benefit arrangements or (y) a Rule 145 transaction; or (ii) the execution of a definitive agreement regarding a Change of Control Transaction occurring prior to the Company's initial public offering.

     "Exercise Price" means:
      --------------

     (x) in the case of sub-section (i) of an Exercise Event, ninety percent (90%) of the price to the public of a share of the Company's Common Stock;

     (y) in the case of sub-section (ii) of an Exercise Event, if occurring on or prior to December 31, 1999, eighty percent (80%) of the Cash Value of a share of the Company's Common Stock; or

     (z) in the case of sub-section (ii) of an Exercise Event, if occurring on or after January 1, 2000, ninety percent (90%) of the Cash Value of a share of the Company's Common Stock.

     "Expiration Date" means the earlier to occur of a Change of Control
      ---------------
Transaction, the effectiveness of a registration statement covering the Company's public offering of its Common Stock where the Holder exercises his rights hereunder with respect to less than the Maximum Number of Warrant Shares available for exercise under such Exercise Event, or 5:00 p.m., Pacific Time on January 1, 2002.

     "Holder" means the person in whose name this Warrant is registered on the
      ------
books of the Company maintained for such purpose.

     "Maximum Number" means:
      --------------

     (x) in the case of sub-section (i) of an Exercise Event, up to ten percent (10%) of the number of shares of Common Stock being registered for sale by the Company in such public offering and notwithstanding the above, the Maximum Number under this item (x) shall not exceed the Warrant Share Number;

     (y) in the case of sub-section (ii) of an Exercise Event, up to the Warrant Share Number.

     "Person" means and includes natural persons, corporations, limited
      ------
partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, government entities and authorities and other organizations, whether or not legal entities.

     "Principal Executive Office" means the Company's office at 5410 Betsy Ross
      --------------------------
Drive, Santa Clara, CA 95054, or such other office as designated in writing to the Holder by the Company.

     "Rule 144" means Rule 144 as promulgated by the Commission under the
      --------
Securities Act, as such Rule may be amended from time to time, or any similar successor rule that the Commission may promulgate.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     "Shareholder" means a holder of one or more Warrant Shares or shares of
      -----------
Common Stock acquired upon conversion of Warrant Shares.

     "Warrant" means this Warrant and all warrants issued upon the partial
      -------
exercise, transfer or division of or in substitution for this Warrant or any such warrant.

     "Warrant Shares" means the shares of Common Stock issuable upon the
      --------------
exercise of this Warrant, provided that if under the terms hereof there shall be a change such that the securities purchasable hereunder shall be issued by an entity other than the Company or there shall be a change in the type or class of securities purchasable hereunder, then the term shall mean the securities issuable upon the exercise of the rights granted hereunder.

     "Warrant Share Number" shall initially be equal to two percent (2%) of the
      --------------------
total of the outstanding Common Stock and Common-Equivalent Stock of the Company, calculated immediately prior to the earlier of an Exercise Event relating to the Company's initial public offering or a Change of Control Transaction, subject to adjustment pursuant to Sections 2 or 4 herein.

2.   Exercise
     --------

     2.1  Exercise Right; Manner of Exercise.  This Warrant shall be exercisable
          ----------------------------------
immediately prior to and in connection with the occurrence of an Exercise Event (and only in accordance herewith) and shall terminate on the Expiration Date. Prior to the Expiration Date, the Company shall notify the Holder of an Exercise Event in writing, (x) in the case of sub-section (i) of an Exercise Event as soon as practicable thereafter and (y) in the case of sub-section (ii) of an Exercise Event as soon as practicable after the Company's delivery of solicitation materials to its shareholders relating to such transaction. The notice delivered by the Company shall contain (x) in the case of sub-section (i) of an Exercise Event, a copy of the registration statement relating thereto and a statement of the estimated Cash Value (which shall be the average of the filing range and if no such range is ascertainable, shall be the Company's good faith estimate of such Cash Value, certified by the Company's Chief Executive Officer); and (y) in the case of sub-section (ii) of an Exercise Event, a copy of the shareholders' solicitation materials distributed by the Company with respect to such Exercise Event and a statement of the estimated Cash Value (which if not ascertainable at such time, shall be the Company's good faith estimate of such Cash Value based on the methodologies described for determining such Cash Value as determined herein, certified by the Company's Chief Executive Officer). Upon receipt of such notification, the Holder may give written notice that it elects to exercise its purchase rights hereunder, in whole or in part, but shall be required to give such notice within ten (10) business days of deemed receipt under Section 5.4 hereof of the Company's notice in order for such election to be effective. If the Holder notifies the Company that it elects to exercise this Warrant, the Company will notify the Holder in writing of the proposed effective date of the registration statement or the proposed closing date of the Change of Control Transaction, as applicable, and any material changes to those dates as they become known. To exercise its rights hereunder, the Holder shall surrender this Warrant, together with an executed Notice of Exercise, substantially in the form of Exhibit A attached hereto, at the Principal Executive Office, such
        ---------
notice to specify the number of shares of Common Stock to be purchased thereby, but in no event more than the Maximum Number, and pay to the Company at the time of exercise an amount equal to the estimated Exercise Price based on the estimated Cash Value described in the Company's notice above multiplied by the number of Warrant Shares being purchased, by wire transfer, certified check, or cancellation of indebtedness of the Company to the Holder, with such exercise to take effect immediately prior to the effectiveness of the registration statement or the closing of the Change of Control Transaction.

          To the extent this Warrant is exercised under sub-section (i) of an Exercise Event and the Maximum Number thereunder is less than the Warrant Share Number, then the Warrant Share Number in this Warrant and on the Company's books and records shall be reduced by such Maximum Number.

     2.2  Adjustment in Exercise Price.  Upon effectiveness of a registration
          ----------------------------
statement relating to a sub-section (i) Exercise Event or at or prior to the closing of a Change of Control Transaction relating to a sub-section (ii) Exercise Event, the actual Exercise Price shall be determined by the Company or its successor-in-interest, as applicable. To the extent such actual Exercise Price is higher than the estimated Exercise Price delivered by the Holder in connection with the exercise of this Warrant under sub-section 2.1 above, the Company or its successor-in-interest, if applicable, shall deliver to the Holder, within three (3) business days of the determination by the Company of the actual Exercise Price a notice stating the deficiency in Exercise Price delivered. The Holder shall then be required to deliver to the Company or its successor-in-interest, as applicable, within two (2) business days of receipt of such notice, the amount of such deficiency. To the extent such actual Exercise Price is lower than the estimated Exercise Price delivered by the Holder in connection with exercise of this Warrant under sub-section 2.1 above, the Company, or its success-in-interest, if applicable, shall deliver to the Holder within two (2) business days of the date of effectiveness of a registration statement or closing of a Change of Control Transaction (i) a statement describing the amount of such excess Exercise Price paid by the Holder, and (ii) the amount of such excess.

     2.3  Stock Certificates. The Person or Person(s) in whose name(s) any
          ------------------
certificate(s) representing the Warrant Shares which are issuable upon exercise of this Warrant shall be deemed to become the holder(s) of, and shall be treated for all purposes as the record holder(s) of such Warrant Shares, and shall be entitled to the number of Warrant Shares as specified in Section 2.1 above.
Such Warrant Shares shall be deemed to have been issued immediately prior to the closing of the transaction relating to the Exercise Event, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to such Person or Person(s). Certificates for the Warrant Shares so purchased, if the Company is the surviving entity under an Exercise Event, shall be delivered to the Holder by the later of (i) payment in full of the actual Exercise Price as described in sub-section 2.2 above or (ii) ten (10) business days of effectiveness of an exercise of this Warrant. If this Warrant is exercised in part only, the Company shall deliver the certificate(s) representing the Warrant Shares in accordance with this sub-section and this Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares up to the Warrant Share Number as reflected on the Company's books and records as of such time. The issuance of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax (as opposed to any income tax on the Holder with respect to such issuance) with respect thereto or any other cost incurred by the Company in connection with the exercise of this Warrant and the related issuance of Warrant Shares.

     2.4  Stock Fully Paid; Reservation of Shares.  All of the shares of Common
          ---------------------------------------
Stock issuable upon the exercise of the rights represented by this Warrant will, upon effectiveness of the exercise of this Warrant and full payment of the actual Exercise Price as described in Section 2.2 above, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof and will be issued in compliance with all state and federal securities laws. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     2.5  Fractional Shares.  The Company shall not issue fractional shares of
          -----------------
Common Stock upon any exercise of this Warrant. As to any fractional share of Common Stock which the Holder would otherwise be entitled to purchase from the Company upon such exercise, the Company shall purchase from the Holder such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the Cash Value of a share of Common Stock on the date of the Exercise Event. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise.

     2.6  Non-Completion of an Exercise Event.  The exercise of this Warrant
          -----------------------------------
shall be deemed null and void and this Warrant along with any consideration tendered by the Holder to the Company for purposes of effectuating the exercise of this Warrant shall be promptly returned to the Holder,

          (x) to the extent this Warrant is exercised in connection with sub-section (i) of an Exercise Event and the registration statement relating to such Exercise Event does not become effective within 120 days of such Exercise Event; or

          (y) to the extent this Warrant is exercised in connection with sub-section (ii) of an Exercise Event and such Change of Control Transaction has not been consummated within 120 days of such Exercise Event;

          provided, however that any such time periods described above shall be
          --------  -------
extended as necessary, but only to the extent the Company intends to make such filed registration statement effective or consummate such Change of Control Transaction, as the case may be, and the Company shall inform the Holder by written notice at the end of such periods and every thirty (30) days thereafter of the Company's intent to complete such transactions.

3.   Warrant Records and Transfer
     ----------------------------

     3.1  Maintenance of Record Books.  The Company shall keep at the Principal
          ---------------------------
Executive Office a record in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration and transfer of this Warrant. The Company and any Company agent may treat the Person in whose name this Warrant is registered as the owner of this Warrant for all purposes whatsoever and neither the Company nor any Company agent shall be affected by any notice to the contrary.

     3.2  Restrictions on Transfers.
          -------------------------

          (a) Compliance with Securities Act.  Upon exercise of this Warrant,
              ------------------------------
and unless a registration statement covering the issuance of the underlying Common Stock is on file with the Commission and currently effective, the Holder shall confirm in writing, by executing the form attached hereto as Exhibit B,
                                                                   ---------
that the shares of Common Stock purchased thereby are being acquired for investment, solely for the Holder's own account and not as a nominee for any other Person, and not with a view toward distribution or resale.

          (b) Certificate Legends.  This Warrant and all shares of Common Stock
              -------------------
issued upon exercise of this Warrant (unless registered under the Securities
Act), shall be stamped or imprinted with a legend in substantially the following form (in addition to any legends required by applicable state securities laws):

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO, OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) Disposition of Warrant Shares.  With respect to any offer, sale or
              -----------------------------
other disposition of any shares of Common Stock issued upon exercise of this Warrant prior to registration under the Securities Act of such shares, the Shareholder agrees to give written notice to the Company prior thereto, describing briefly the circumstances thereof, together with a written opinion of the Shareholder's counsel, to the effect that such offer, sale or other disposition may be effected without registration under the Securities Act or qualification under any applicable state securities laws of such shares, and indicating whether or not under the Securities Act certificates for such shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Securities Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify the Shareholder that it may sell or otherwise dispose of such shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 3.2(c) that the opinion of counsel for the Shareholder is not reasonably satisfactory to the Company, the Company shall so notify the Shareholder promptly after such determination has been made and shall specify the legal analysis supporting any such conclusion.

Notwithstanding the foregoing, this Warrant or such shares, as the case may be, may be offered, sold or otherwise disposed of in accordance with Rule 144, provided that the Company shall have been furnished with such information as the Company may reasonable request to provide reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or the shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act, unless in the aforesaid reasonably satisfactory opinion of counsel for the Shareholder, such legend is not necessary in order to insure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

          (d) Warrant Non-Transferability.  This Warrant may not be transferred
              ---------------------------
to a third party, unless to an affiliate or a successor-in-interest of all of the business of the Holder. The Holder will notify the Company of a transfer permitted under this sub-section 3.1(d) as soon as practicable.

          (e) Termination of Restrictions.  The restrictions imposed under this
              ---------------------------
Section 3.2 upon the transferability of the Warrant and the shares of Common Stock acquired upon the exercise of this Warrant shall cease (i) with respect to the Common Shares acquired pursuant to the exercise of this Warrant only, if a registration statement covering the shares of Common Stock to be issued effective under the Securities Act at the time of such exercise, or (ii) if the Company is presented with an opinion of counsel reasonably satisfactory to the Company that such restrictions are no longer required in order to insure compliance with the Securities Act, or (iii) if such securities may be transferred in accordance with Rule 144(k). When such restrictions terminate, the Company shall, or shall instruct its transfer agent to, promptly and without expense to the Holder or the Shareholder, as the case may be, issue new securities in the name of the Holder and/or the Shareholder, as the case may be, not bearing the legends required under Section 3.2(b). In addition, new securities shall be issued without such legends if such legends may be properly removed under the terms of Rule 144(k).

4.   Antidilution Provisions
     -----------------------

     4.1  Reorganization or Recapitalization of the Company.  In case of (i) a
          -------------------------------------------------
capital reorganization or recapitalization of the Company's capital stock (other than in a Change of Control Transaction or the cases referred to in of Section
4.3 hereof), or (ii) the Company's consolidation or merger with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted, by virtue of the merger, into other property, whether in the form of securities, cash or otherwise, then, as part of such reorganization, recapitalization, merger, or consolidation, lawful provision shall be made so that there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate), and without payment of any additional consideration, the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time of such reorganization, recapitalization, consolidation, or merger would have been entitled to receive in such reorganization, recapitalization, consolidation, or merger. This Section 4.1 shall apply to successive reorganizations, recapitalizations, consolidations, or mergers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder for shares of Common Stock in connection with any transaction described in this Section 4.1 is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors consistent among all holders of Common Stock.

     4.2  Splits and Combinations.  If the Company at any time subdivides any of
          -----------------------
its outstanding shares of Common Stock into a greater number of shares, the Warrant Share Number in effect immediately prior to such subdivision shall be proportionately increased, and, conversely if the outstanding shares of Common Stock are combined into a smaller number of shares, the Warrant Share Number in effect immediately prior to such combination shall be proportionately reduced.

     4.3  Reclassifications.  If the Company changes any of the securities as to
          -----------------
which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Warrant Share Number therefor shall be appropriately adjusted. No adjustment shall be made pursuant to this Section 4.3 upon any conversion described in Section 4.1 hereof.

     4.4  Liquidation; Dissolution.  If the Company shall dissolve, liquidate or
          ------------------------
wind up its affairs, the Holder shall have no rights to exercise this Warrant with respect to such dissolution, liquidation or winding up.

5.   Miscellaneous
     -------------

     5.1  Holder Not a Shareholder.  Prior to the exercise of this Warrant as
          ------------------------
hereinbefore provided, the Holder shall not be entitled to any of the rights of a shareholder of the Company including, without limitation, the right as a shareholder (i) to vote on or consent to any proposed action of the Company or
(ii) to receive (x) dividends or any other distributions made to shareholders,
(y) notice of or attend any meetings of shareholders of the Company, or (z) notice of any other proceedings of the Company.

     5.2  Enforcement Costs.  If any party to, or beneficiary of, this Warrant
          -----------------
seeks to enforce its rights hereunder by legal proceedings or otherwise, then the non-prevailing party shall pay all reasonable costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees (including the allocable costs of in-house counsel).

     5.3  Nonwaiver; Cumulative Remedies.  No course of dealing or any delay or
          ------------------------------
failure to exercise any right hereunder on the part of the Holder and/or any Shareholder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of the Holder or such Shareholder. No single or partial waiver by the Holder and/or any Shareholder of any provision of this Warrant or of any breach or default hereunder or of any right or remedy shall operate as a waiver of any other provision, breach, default right or remedy or of the same provision, breach, default, right or remedy on a future occasion. The rights and remedies provided in this Warrant are cumulative and are in addition to all rights and remedies which the Holder and each Shareholder may have in law or in equity or by statute or otherwise. The procedure for obtaining the remedies available hereunder may be subject to limitation under the terms of that certain Settlement Agreement among the Company and the Holder thereof, entered into of even date herein (the "Settlement Agreement").

     5.4  Notices. Any notice, request, or other communications required or
          -------
permitted hereunder shall be in writing and shall deemed to have been duly given if sent by facsimile, or by recognized overnight courier or personal delivery, addressed as follows:

     If to Holder:  Compuware Corporation
                    31440 Northwestern Highway
                    Farmington Hills, MI 48334
                    Attn: Thomas Costello, Esq.
                    Vice President, Secretary, and General Counsel
                    Telephone: (248) 737-7300
                    Facsimile: (248) 737-7690

          With a copy (which will not constitute notice) to:

                    Fenwick & West LLP
                    Two Palo Alto Square, Suite 700
                    Palo Alto, CA 94306
                    Attn: Jackie Daunt, Esq.
                    Telephone: (650) 858-7232
                    Facsimile: (650) 494-1417

     If to Company: NetIQ Corporation
                    5410 Betsy Ross Drive
                    Santa Clara, CA 95054
                    Attention:  Ching-Fa Hwang
                    President and CEO
                    Telephone: (650) 261-9400
                    Facsimile: (650) 261-9468

          With a copy (which will not constitute notice) to:

                    Thomas C. DeFilipps, Esq.
                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304
                    Telephone: (650) 493-9300
                    Facsimile: (650) 493-6811.

Any party hereto may by notice so given change its address for future notice hereunder. All such notices will be deemed to have been received (i) upon confirmation of delivery, if sent by facsimile, or (ii) upon delivery, if sent by courier or personal delivery.

     5.5  Successors and Assigns.  This Warrant shall be binding upon, the
          ----------------------
Company and any Person succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company with respect to the shares of Common Stock issuable upon exercise of this Warrant, shall survive the exercise, expiration or termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the Holder, each Shareholder and their respective successors and assigns.

     5.6  Severability.
          ------------

          (a) If, in any action before any court or agency legally empowered to enforce any term, any term is found to be unenforceable, then such term shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          (b) If any term is not curable as set forth in subsection (a) above, the unenforceability of such term shall not affect the other provisions of this Warrant but this Warrant shall be construed as if such unenforceable term had never been contained herein.

     5.7  Integration. This Warrant was initially issued pursuant to the
          -----------
Settlement Agreement. The Settlement Agreement and the other documents entered into pursuant thereto, including, without limitation, this Warrant, constitute the full and entire understanding and agreement between the parties hereto and thereto with regard to the subject matter hereof and thereof, and supersede any prior or contemporaneous understandings, agreements or representations between them that relate to the subject matter hereof or thereof.

     5.8  Waiver and Amendment. Any provision of this Warrant may be amended,
          --------------------
waived, modified or verified, including by way of settlements or otherwise, upon the written consent of the Company and the Holder.

     5.9  Governing Law.  This Warrant shall be governed by, and construed in
          -------------
accordance with, the laws of the State of California applicable to contracts entered into and to be performed wholly within California by California residents.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer on March 10, 1999.


                    NETIQ CORPORATION


                    By:  /s/ Ching-Fa Hwang
                        ------------------------------------------------------
                         Ching-Fa Hwang, President and Chief Executive Officer



ACKNOWLEDGED AND AGREED:

COMPUWARE CORPORATION:

By: /s/ Joseph A. Nathan
   -------------------------
Name:  Joseph A. Nathan
     -----------------------
Title: President
      ----------------------

                              SCHEDULE OF EXHIBITS
                              --------------------


EXHIBIT A -    Notice of Exercise (Section 2.1)

EXHIBIT B -    Investment Representation Certificate (Section 3.2(a))

                                   EXHIBIT A

                            Notice of Exercise Form
                            -----------------------

  (To be executed only upon partial or full exercise of the attached Warrant)

TO:  NETIQ CORPORATION
     5410 Betsy Ross Drive
     Santa Clara, CA 95054
     Attention: President

     The undersigned registered Holder of the attached Warrant hereby irrevocably exercises the attached Warrant for ________________ shares of Common Stock of NetIQ Corporation on the terms and conditions specified in the attached Warrant.

     The undersigned requests that a certificate for the shares of Common Stock of NetIQ Corporation hereby purchased be issued in the name of and delivered to (circle one) (a) the undersigned or (b) __________________, whose address is ___________________________ and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the attached Warrant, that a new Warrant of like tenor (with the Warrant Share Number reduced by the number of shares of Common Stock of NetIQ Corporation specified in the first paragraph of this Notice) be issued in the name of and delivered to the undersigned.

Dated: __________________________________



                            _________________________________________

                            By:  ____________________________________
                                 (Signature of Registered Holder)

                            Title:___________________________________

                                   EXHIBIT B

                     Investment Representation Certificate
                     -------------------------------------


Purchaser:     ___________________________________________________________

Company:       NetIQ Corporation, a California corporation (the "Company")

Security:      Common Stock

Amount:        ___________________________________________________________

Date:          ___________________________________________________________

     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

     (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act");

     (b) The Purchaser understands that the Securities may have not been registered under the Securities Act in reliance upon a specific exemption therefor, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (the "Commission"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future;

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased unless there exists an effective registration statement for such securities;

     (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: (i) the availability of certain public information about the Company;
(ii) the
resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein;

     (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market upon which to make such a sale then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied; and

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Date: _______________________________, ________




                                                    PURCHASER:


                                                    ----------------------------

                                                                       Exhibit D

PATRICIA M. LUCAS, No. 88802
STUART P. MEYER, No. 136394
DAVID W. JOHNSON, No. 171519
FENWICK & WEST LLP
Two Palo Alto Square, Suite 700
Palo Alto, CA 94306
Tel: (650) 494-0600

Attorneys for Plaintiff
COMPUWARE CORPORATION


JACK RUSSO, No. 96068
TIM C. HALE, No. 114905
JOHN KELLEY, No. 100714
RUSSO & HALE LLP
401 Florence Street
Palo Alto, CA  94301
Tel.: (650) 327-9800

Attorneys for Defendants
NETIQ CORPORATION et al.
                  -----


                  IN THE UNITED STATES DISTRICT COURT FOR THE

              NORTHERN DISTRICT OF CALIFORNIA -- SAN JOSE DIVISION
COMPUWARE CORPORATION,                        )   Case No.: C-96-20783 JF (EAI)
a Michigan corporation,                       )
----------------------------------------------    NOTICE AND JOINT REQUEST
      Plaintiff,                                  FOR ENTRY OF ORDER OF
                                                  DISMISSAL WITH PREJUDICE
      vs.                                         AND ORDER THEREON

NETIQ CORPORATION, a California
corporation; Ching-Fa Hwang, an
individual; Her-daw Che, an individual;
Thomas R. Kemp, an individual; Glenn S.
Winokur, an individual; Sarah J. Cardella, an )
individual; Scott J. Dowd, an individual; and )
//Sheau Yuen Yu, an individual,               )

//                     Defendants.            )
_____________________________________________ )
//                                            )
AND RELATED COUNTERCLAIMS                     )
     IT IS HEREBY STIPULATED AND AGREED by and between Plaintiff COMPUWARE

CORPORATION and Defendants NETIQ CORPORATION, CHING-FA HWANG, HER-DAW CHE,

THOMAS R. KEMP, GLENN S. WINOKUR, SARAH J. CARDELLA, SCOTT J. DOWD, and SHEAU

YUEN YU through their respective undersigned

NOTICE AND JOINT REQUEST FOR ENTRY OF ORDER
OF DISMISSAL WITH PREJUDICE AND ORDER THEREON counsel of record that the above-entitled action, including all claims presented by the complaint, supplemental complaint, first amended complaint, and counterclaims, shall be and is hereby dismissed with prejudice pursuant to Rule

41(a) of the Federal Rules of Civil Procedure, each party to bear his, her, or its own attorneys' fees and costs.

AGREED TO AND ACCEPTED:

Dated: March  ___, 1999       FENWICK & WEST LLP


                         By:  _________________________
                              Patricia M. Lucas

                              Attorneys for Plaintiff
                              COMPUWARE CORPORATION



Dated: March  ___, 1999       RUSSO & HALE LLP


                         By:  _________________________
                              Jack Russo

                              Attorneys for Defendants NETIQ CORPORATION,
                              CHING-FA HWANG, HER-DAW CHE, THOMAS R. KEMP, GLENN
                              S. WINOKUR, SARAH J. CARDELLA, SCOTT J. DOWD, AND SHEAU YUEN YU

IT IS SO ORDERED:


Dated: ____________________   ______________________________________
                              Hon. Jeremy Fogel
                              United States District Judge